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                                                                   EXHIBIT 10.8


                                    SUBLEASE


This Sublease ("Sublease") is entered into on this 6 day of May, 1997 by and between SYMMETRICOM, INC., a California corporation ("Sublandlord") and BROCADE COMMUNICATIONS SYSTEMS, INC., a California corporation ("Subtenant") as a Sublease under that certain lease (the "Master Lease") dated June 10, 1996 by and between Sublandlord, as "tenant", and Nexus Equity, Inc., a California corporation ("Master Landlord"), as "landlord".


         1. RECITALS. This Sublease is made with reference to the following facts and with the following intentions:

               1.1 Pursuant to the Master Lease, Master Landlord has agreed to construct and lease to Sublandlord a certain approximately one hundred seventeen thousand seven hundred thirty-nine (117,739) square foot building located at 1901 Guadalupe Parkway and 2300 Orchard Parkway, San Jose, California, together with all immediately adjacent outside areas and appurtenances related thereto and shown on the site plan (the "Site Plan") attached hereto as Exhibit A (collectively, the "Master Premises"). A true, complete and correct copy of the Master Lease, which includes all exhibits, addenda, and amendments thereto, is attached hereto as Exhibit B.

               1.2 Sublandlord now desires to sublease a portion of the Master Premises to Subtenant and Subtenant desires to sublease a portion of the Master Premises from Sublandlord, on the terms and conditions set forth in this Sublease.


         2. SUBLEASED PREMISES.

               2.1 Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term at the rental, and upon all of the conditions set forth herein, a portion of the Master Premises consisting of approximately thirty-five thousand three hundred seventy (35,370) square feet of Rentable Area in the location and configuration shown on Exhibit A-1 attached hereto (the "Subleased Premises").

               2.2 Sublandlord also hereby grants Subtenant the non-exclusive right to use for their intended purposes the outside areas designated on the Site Plan as common area not intended for the exclusive use of any occupant of the Master Premises. Subtenant shall not have the right to use any areas with the building not specifically designated as common area including, without limitation, the elevator and any interior corridors, stairways, doorways and restrooms not so designated. Notwithstanding the foregoing, Subtenant shall have the right, during normal business hours, upon prior reasonable notice to Sublandlord, to use the elevator solely for the purpose of (i) moving Subtenant's equipment in and out of the building, and (ii) provided handicapped access to those whose are unable to use the stairwell to access the second floor of the Master Premises or to the extent required by the Americans With Disabilities Act. Subtenant shall have the right to use one


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hundred thirty (130) parking spaces in the location shown on the Site Plan.
Subtenant shall not at any time use more parking spaces than the number so allocated to Subtenant or park its vehicles in any portion of the Master Premises not designated for the use of Subtenant.

               2.3 On the Commencement Date, Sublandlord shall deliver to Subtenant the Subleased Premises substantially in accordance with that certain space plan dated April 11, 1997 approved by Sublandlord and Subtenant and attached hereto as Exhibit C. Subtenant shall accept the Subleased Premises in their then existing condition, "as is" and shall waive any right or claim Subtenant may have against Sublandlord arising out of the condition of the Subleased Premises. Subtenant shall promptly notify Sublandlord in writing of any deficiencies or defects that Subtenant discovers in the Subleased Premises. Sublandlord shall use reasonable efforts to enforce the warranties, covenants and representations made by Master Landlord pursuant to Sections 14.4, 14.5 and 39 of the Master Lease, the obligation of Master Landlord to complete "punch-list" items pursuant to the terms of the Work Letter attached to the Master Lease, and any other obligation of Master Landlord set forth in the Master Lease with respect to the construction of the Master Premises. Except for Sublandlord's obligations stated in the immediately preceding sentence, Sublandlord shall not be obligated to repair any defects or deficiencies in the work required to be constructed by Master Landlord pursuant to the terms of the Master Lease and Sublandlord shall not be liable for any failure by Master Landlord to perform its obligations in this regard under the Master Lease. Sublandlord shall use reasonable efforts to enforce any warranties contained in the owner-contractor agreement between Sublandlord and Devcon Construction, Inc. for the benefit of Subtenant.


         3. TERM.

               3.1 The term of this Sublease (the "Sublease Term") shall commence on that date (the "Commencement Date") which is the later to occur of
(i) June 1, 1997 or (ii) the date that Tenant's Improvements (as that term is defined in the Work Letter) are substantially complete (as that term is defined in Section 4.2 of the Master Lease) and shall expire on the date which is forty-two (42) months following the Commencement Date, unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. Accordingly, if the Commencement Date occurs on June 1, 1997, the Sublease Term shall expire on November 30, 2000. Notwithstanding the foregoing to the contrary, if Subtenant enters upon and uses the Subleased Premises for the purpose of conducting its business therein (as opposed to installing its trade fixtures and equipment as permitted in Section 3.3 hereof), then the Commencement Date shall become that date on which Subtenant uses the Subleased Premises for such purpose.

               3.2 If Sublandlord is unable to deliver possession of the Subleased Premises to Subtenant for any reason whatsoever on or before June 1, 1997, then this Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage; however, in such event, Base Monthly Rent and Additional Rent shall be abated until such date (the "Delivery Date")



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as Sublandlord delivers possession of the Premises to Subtenant substantially complete, in which event the Delivery Date shall be deemed to be the Commencement Date.

               3.3 On the Effective Date, Subtenant shall have the right to enter upon the Subleased Premises solely for the purpose of installing its trade fixtures and equipment in the Subleased Premises so long as such entry does not interfere with any work then being conducted by Sublandlord's contractor and subcontractors. Such entry shall be subject to all of the terms of this Sublease (including, without limitation, the obligations regarding indemnity and insurance) except those regarding the obligation to pay Rent.


         4. RENT.

               4.1 Commencing on the Commencement Date and thereafter on the first day of each calendar month occurring thereafter during the remainder of the Sublease Term, Subtenant shall pay to Sublandlord the following sums as base monthly rent ("Base Monthly Rent"):

                   (a) Fifty-Nine Thousand Four Hundred Twenty-One Dollars and Sixty Cents ($59,421.60) for the period commencing on the Commencement Date and continuing until the first anniversary of the Commencement Date;

                   (b) Sixty-One Thousand One Hundred Ninety Dollars and Ten Cents ($61,190.10) for the period commencing on the first anniversary of the Commencement Date and continuing until the second anniversary of the Commencement Date;

                   (c) Sixty-Two Thousand Nine Hundred Fifty-Eight Dollars and Sixty Cents ($62,958.60) for the period commencing on the second anniversary of the Commencement Date and continuing until the third anniversary of the Commencement Date; and

                   (d) Sixty-Four Thousand Seven Hundred Twenty-Seven Dollars and Ten Cents ($64,727.10) for the period commencing on the third anniversary of the Commencement Date and continuing until the expiration of the Sublease Term.

               4.2 Sublandlord and Subtenant agree as follows with regard to Subtenant's obligation to pay additional rent:

                   (a) As additional rent, commencing on the Commencement Date and continuing throughout the Sublease term, Subtenant shall pay to, or reimburse Sublandlord for, the following costs and expenses (collectively, "Operating Costs") (i) all Additional Rent (as that term is defined in the Master Lease) payable by Sublandlord to Master Landlord under the Master Lease to the extent fairly allocable to the Subleased Premises (including, without limitation the portion of the Management Fee described in Section 7.1 of the Master Lease that is fairly allocable to the Subleased Premises); (ii) all costs and expenses for which Sublandlord is responsible pursuant to



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Section 7.2 of the Master Lease and all costs and expenses incurred by
Sublandlord in discharging its obligations pursuant to Section 7.2 of the Master Lease to the extent such costs and expenses are fairly allocable to the Subleased Premises; (iii) any other costs or expenses incurred by Sublandlord in repairing, maintaining, replacing, restoring and insuring (including the cost of both casualty and liability insurance carried by Sublandlord and/or, to the extent reimbursable by Sublandlord under the Master Lease, Master Landlord) the Master Premises to the extent fairly allocable to the Subleased Premises; (iv) all costs, charges and expenses incurred by Sublandlord for utilities (including, without limitation, the cost of the operation of the heating, ventilating and air conditioning system, and charges for electricity, water and sewer, as more particularly set forth in Section 4.3 hereof) to the extent fairly allocable to the Subleased Premises; (v) all costs and expenses incurred by Sublandlord in providing any other services to the Subleased Premises (including, without limitation, janitorial service and any costs incurred by Sublandlord for third-party property management services) to the extent fairly allocable to the Subleased Premises; and (vi) all taxes, assessments and other levies and charges required to be paid by Sublandlord pursuant to Section 13 of the Master Lease to the extent fairly allocable to the Subleased Premises. Notwithstanding the foregoing to the contrary, Subtenant shall not be required to pay any additional rent that is payable as a result of a default by Sublandlord of any of its obligations under the Master Lease.

                   (b) Subtenant shall be entitled to the benefit of all rebates on account of taxes, rates, levies, charges and assessments received by Sublandlord pursuant to Section 13.4 of the Master Lease to the extent fairly allocable to the Subleased Premises and the Sublease Term.

                   (c) Except as otherwise provided below in this subsection, Subtenant shall pay all Operating Costs in advance in estimated monthly installments, in accordance with the following: (i) Sublandlord shall deliver to subtenant Sublandlord's reasonable estimate of Operating Costs it anticipates will be paid or incurred for the ensuing twelve (12) - month period; (ii) during the first year of the Sublease Term, Sublandlord shall have the right to adjust it estimate of Operating Costs on a quarterly basis and to adjust the monthly installment payable by Subtenant to reflect such revised estimate, (iii) during such twelve (12) - month period Subtenant shall pay to Sublandlord Operating Costs in advance in monthly installments as required by Sublandlord due with monthly installments of Base Monthly Rent; and (iv) within ninety (90) days after the end of each such twelve (12) - month period, Sublandlord shall furnish to Subtenant a statement in reasonable detail of the actual amount of Operating Costs paid or incurred by Sublandlord during the just ended twelve (12) -month period and thereupon there shall be an adjustment between Sublandlord and Subtenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within ten (10) days after delivery by Sublandlord to Subtenant of said. In addition to the foregoing, Sublandlord shall have the right to bill Subtenant for any non-recurring or extraordinary Operating Cost on a case-by-case basis, in which event Subtenant pay to Sublandlord its share of such Operating Cost within fifteen (15) days after Subtenant shall have received written demand for such payment together with substantiating documentation therefor.

                   (d) All amounts in addition to Base Monthly Rent required to be paid by Subtenant under this sublease shall be deemed to be rent ("Rent").




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                   (e) The parties hereto acknowledge paragraphs 7.2 and
portions of Section 13 of the Master Lease are not incorporated into this Sublease by reference and that the terms of this Section 4.2 govern the obligations of Subtenant to pay the amounts set forth in said Sections 7.2 and 13.

               4.3 Subtenant acknowledges that only a portion of the Subleased Premises shall be separately metered for utilities. Accordingly, the parties agree as follows:

                   (a) The cost of electricity to the area of the Subleased Premises which is separately metered shall be charged to Subtenant at the rate charged by PG&E to Sublandlord therefor; and

                   (b) The cost of electricity to the area of the Subleased Premises which is not separately metered also shall be charged to Subtenant at the rate charged by PG&E to Sublandlord therefor and Subtenant shall reimburse Sublandlord, as additional rent, the cost of such electricity which is fairly allocable to the Subleased Premises as reasonably determined by Sublandlord.

               4.4 Subtenant shall pay Base Monthly Rent to Sublandlord in advance of the first day of each month of the term hereof. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without deduction or offset to Sublandlord at the address stated herein. If the Subleased Premises shall be delivered to Subtenant on a day other than the first day of a calendar month, then Subtenant shall pay, upon Subtenant's possession of the Subleased Premises, a pro rata portion of Base Monthly Rent and additional rent, prorated on a per diem basis, with respect to the portion of the first fractional calendar month of Subtenant's possession of the Subleased Premises.

               4.5 In a variety of places throughout this Sublease, the parties have provided that certain costs will be paid by Sublandlord or Subtenant based upon the extent to which such amounts are "fairly allocable" to the Subleased Premises. This concept shall generally mean that an expense shall be allocated to the Subleased Premises based upon the ratio that the Rentable Area of the Subleased Premises bears to the Rentable Area of the Master Premises. For example, real property taxes which are "fairly allocable" to the Subleased Premises would be determined by multiplying the fraction 35,370/117,739 by the total amount of real property taxes due under the Master Lease for the Master Premises. However, if an item of expense relates only to the Subleased Premises, and does not affect the remainder of the Master Premises (e.g., a repair of a portion of the Subleased Premises), then the amount which is "fairly allocable" to the Subleased Premises would be one hundred percent (100%) of the cost of the repair, and if an item of expense relates only to the portions of the Master Premises other than the Subleased Premises, and does not affect the Subleased Premises, then the amount which is "fairly allocable" to the Subleased Premises would be zero.

               4.6 Upon execution hereof, Subtenant shall pay to Sublandlord the sum of Seventy-Five Thousand Dollars ($75,000) to reimburse Sublandlord for a portion of certain costs



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incurred by Sublandlord in constructing tenant improvements in the Subleased
Premises for Subtenant.








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         5. USE.

               5.1 The Subleased Premises shall be used solely for office, research and development, assembly and testing of computer modules and systems, and warehousing and may not be used for any other purpose without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord's sole and absolute discretion. Notwithstanding anything to the contrary in this Sublease or Section 39 of the Master Lease as incorporated into this Sublease, in no event shall Subtenant or its agents, employees, contractors, invitees, subtenants or assignees use, store, dispose of, release, manufacture, recycle, treat, discard, transport or otherwise bring upon, keep or use any Hazardous Material in, on, to, or about the Subleased Premises (other than customary quantities and types of Hazardous Materials used solely for office and janitorial purposes). Notwithstanding the foregoing to the contrary: (i) Subtenant may use Hazardous Materials of the type and in the quantities described in Exhibit E attached hereto to the extent such Hazardous Materials are required for the continued operation of Subtenant's business in the Subleased Premises for the uses permitted under this Section 5.1 (the "Permitted Hazardous Materials"); (ii) if Subtenant desires to use any Hazardous Materials which are not Permitted Hazardous Materials or Permitted Hazardous Materials of a quantity in excess of those set forth in Exhibit E, Subtenant shall first obtain Sublandlord's prior written consent to such use and/or quantity, which consent shall not be unreasonably withheld; (iii) the Permitted Hazardous Materials shall be used strictly in compliance with all applicable laws, rules, regulations, ordinances, fire underwriters' requirements, codes, the provisions of the Master Lease, and in accordance with the storage procedures described in Exhibit E; and (iv) prior to bringing any Permitted Hazardous Materials onto the Leased Premises, Subtenant shall present to Sublandlord for its consent, a hazardous materials management plan prepared by Subtenant and acceptable to the City of San Jose Fire Department (provided however, that Sublandlord shall assume no responsibility for the adequacy or completeness of such plan by reason of such consent) . Notwithstanding the foregoing to the contrary, the limited right of Subtenant to use Hazardous Materials pursuant to this Section 5.1 is personal to Brocade Communications Systems, Inc., and accordingly, no subtenant, assignee of the Sublease or other occupant of the Subleased Premises shall use, store, dispose of, release, manufacture, recycle, treat, discard, transport or otherwise bring upon, keep or use any Hazardous Material in, on, to, or about the Subleased Premises (other than customary quantities and types of Hazardous Materials used solely for office and janitorial purposes).

               5.2 Subtenant acknowledges that an "antenna farm" will be located on the roof of the building and agrees that at no time shall Subtenant or any of its employees, agents, contractors, invitees, subtenant or assignees enter upon the roof for any reason whatsoever; provided however, if Subtenant has installed an antenna on the roof pursuant to this Section 5.2, Subtenant may enter upon the roof with the prior written consent of Sublandlord and, at Sublandlord's election, accompanied by Sublandlord, for the sole purpose of repairing, maintaining or otherwise attending to such antenna . Sublandlord reserves the exclusive right to use the roof and Subtenant shall have no right to use the roof for any reason except to the extent expressly provided in the immediately preceding sentence. Subtenant further acknowledges that a portion of the antenna farm is located directly above the portion of the Subleased Premises located on the second floor of the building and



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the preferred access from the building thereto is through an electrical closet located within the Subleased Premises. Sublandlord and Sublandlord's employees, agents and contractors shall have the right to enter the Subleased Premises at all reasonable times, upon reasonable notice, and during business hours to access the antenna farm through such electrical closet. Subtenant shall have the right to accompany Sublandlord at all times. Sublandlord shall use reasonable efforts to minimize any interference with Subtenant's business that may be caused by such entry. Subtenant shall have the right to install an antenna dish on the roof of the building in accordance with the following: (i) if the diameter of the dish in thirty-six (36) inches or less, the dish may be installed on Sublandlord's antenna deck located on the east wing of the building; and (ii) if the diameter of the dish exceeds thirty-six (36) inches, the dish shall be located within the area enclosed by the roof screen in a location approved by Sublandlord. The roof "hatches" within the Subleased Premises and the Master Premises shall remain unlocked at all times, but may be monitored by a security system.

               5.3 Subtenant acknowledges that neither Sublandlord nor Sublandlord's agents has made any representation or warranty to Subtenant with regard to the Premises including, without limitation, the suitability of the Premises for the conduct of Subtenant's business, the physical, environmental and economic condition and the compliance of the Premises with applicable legal requirements except as otherwise expressly provided herein.

               5.4 Subtenant acknowledges that Subtenant is entering into this Sublease and accepts the Premises on the basis of Subtenant's independent evaluation and investigation of the Premises including, without limitation, the matters referred to in Paragraph 5.3 above.


         6. MASTER LEASE.

               6.1 This Sublease is subject and subordinate to the Master Lease. Upon any termination of the Master Lease, this Sublease shall also terminate. Subtenant shall not commit or permit to be committed any act or omission which shall violate any term or conditions of the Master Lease or this Sublease. Subtenant expressly assumes and agrees to perform for the term of this Sublease, and any extension or renewal hereof, all of the obligations on the part of the "Tenant" to be performed under the Master Lease to the extent fairly allocable to the Subleased Premises except as otherwise expressly provided herein; provided however, that Subtenant shall not be required to perform any obligation under the Master Lease that is required as a result of a default by Sublandlord of any of its obligations under the Master Lease.

               6.2 All of the terms and conditions contained in the Master Lease that are set forth in subparagraph 6.2(g) below are incorporated into this Sublease as if fully set forth herein subject to the following and any additional exceptions set forth in said subparagraph 6.2(g):

                   (a) all references in such incorporated provisions to "Landlord", "Tenant", "Premises", "Lease" and "Basic Annual Rent" for the purposes of this Sublease shall be deemed to



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refer respectively to "Sublandlord", "Subtenant", the "Subleased Premises" this
"Sublease" and "Base Monthly Rent" as such terms are defined in this Sublease.

                   (b) in any case where under the incorporated provisions of the Master Lease the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord.

                   (c) in any case where under the incorporated provisions of the Master Lease the "Landlord's" consent or approval is required, the consent or approval of both Landlord and Sublandlord shall be required and, if a provision of the Master Lease (as incorporated into this Sublease) or this Sublease requires Sublandlord not to unreasonably withhold its consent, Sublandlord shall not be in default of this Sublease or otherwise liable to Subtenant for withholding its consent if Master Landlord fails to consent to the matter in question.

                   (d) in any case where under the incorporated provisions of the Master Lease "Tenant" is to indemnify or to waive or release any claims against "Landlord", such indemnity and/or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord.

                   (e) in any case where under the incorporated provisions of the Master Lease "Tenant" is to execute and deliver certain documents or notices, or to provide any documents or information, to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord.

                   (f) the time limits provided for in the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the time limits in each instance by five (5) days, as appropriate, so that notices may be given, demands made or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be, within the time limit relating thereto contained in the Master Lease; provided, if the Master Lease allows only five (5) days or less for Sublandlord to perform any act, or to undertake to perform any act, or to correct any failure relating to the Premises or this Sublease, then Subtenant shall nevertheless be allowed the lesser of the time permitted in the Master Lease or two (2) business days to perform the act, undertake the act and/or correct the failure relating to the Premises or this Sublease.

                   (g) The following provisions of the Master Lease are incorporated into this Sublease: 2.2 (except that the reference to the Work Letter shall mean the Work Letter attached to the Master Lease); 5.2; 9.2; 9.3; the first sentence of 10.1 (provided however, that Subtenant may only use the Subleased Premises for the uses specified in Section 5.1 of this Sublease); 10.2; 10.3; 10.4 (except that the references to "Landlord" in the first sentence shall mean Sublandlord); 10.5



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(provided however, that Subtenant only may install signage on the exterior of the building in the locations specified in Section 17 of the Master Lease); 10.6; 10.7; 11.2; 11.3; 12.1 (provided however, that during any holdover period, Basic Monthly Rent shall be increased to one hundred twenty-five percent (125%) of Basic Monthly Rent payable by Subtenant during the last month of the Sublease Term (as the same may have been extended); 12.3; 12.4; 13.5 (but deleting the language beginning with the word "including" appearing in the third line); 14.1; 15.2; 16.1 (provided, however, that this section shall not apply with respect to any utilities or services furnished by Sublandlord the cost of which is reimbursed by Subtenant); 16.2; 17.1 through 17.5 (subject to Section 16 of this Sublease); 18.1 (provided however, that Master Landlord shall perform the obligations of "Landlord" and Sublandlord shall use reasonable efforts to enforce the obligations of Master Landlord);18.3; 18.4; 19 (provided however, that the obligations of Subtenant in Section 19.3 shall run to the benefit of Sublandlord and Master Landlord); 20.1; 20.2 (provided however, that clause (ii) shall be deleted therefrom); 20.3; 20.4; 20.5; 21.1 (provided however, that Subtenant shall cause Master Landlord and the lenders of Master Landlord (if required by such lenders) to be added as additional insureds on all policies obtained by Subtenant); 21.3; 21.4 (provided however, that the requirement set forth in this section shall apply to all insurance policies required to be obtained by Subtenant pursuant to the terms of this Sublease); 21.5; 21.6; 21.7; 21.8; 24 (provided however, that the insolvency of Subtenant or Subtenant's failure to pay debts as they become due also shall constitute a "Default" under this Sublease); 25 (provided however, that (i) with respect to Section 25.2, Sublandlord only will consent to the transfers described therein if the net worth of the transferee equals or exceeds the greater of (a) the net worth of Subtenant immediately prior to the transfer in question, or (b) the net worth of Subtenant as of the Effective Date of this Sublease, and (ii) the last sentence of Section 25.9 is deleted); 26.1 (provided however, that the fourth sentence is deleted); 27.1; 28.1; 29.1; 31.2; 31.3; 33.1; 34.1; 35.1 through 35.3 (provided however, that (i) this Sublease shall be subject and subordinate to the lien of any mortgage of deed of trust now or hereafter in force against the Premises or any portion thereof as more specifically provided in Section 35.1 without the necessity of a Non-Disturbance Agreement in favor of Subtenant, (ii) Subtenant shall execute such instruments reasonably required by Sublandlord or Master Landlord to subordinate this Sublease without the necessity of obtaining a Non-Disturbance Agreement in favor of Subtenant, and (iii) Sublandlord shall use reasonable efforts to obtain a Non-Disturbance Agreement from any lender for Subtenant); 36; 37.1; 38.1; 39.1 (provided however, notwithstanding anything to the contrary in this Sublease or Section 39 of the Master Lease as incorporated into this Sublease, in no event shall Subtenant or its agents, employees, contractors, invitees, subtenants or assignees cause or permit any Hazardous Material to be brought upon, kept or used in, on or about the Subleased Premises); 39.2 (provided however, that both Sublandlord and Master Landlord shall benefit from the obligations of Subtenant contained in said section); 39.3 (provided however, that the last sentence shall be deleted and Sublandlord shall indemnify, protect, defend and hold harmless Subtenant from all liability, damages, injuries, cause of action, claims, judgments, costs, penalties, funds, losses and expenses which arise from Sublandlord's receiving, handling, use, storage, accumulation, transportation, generation, spillage, discharge, release or disposal of Hazardous Material in, upon or about the Master Premises); 39.4;
39.9 (provided however, that the obligations of Subtenant shall benefit both Sublandlord and Master Landlord); 39.11; 39.12; and 42 (except that Section 42.8 shall be deleted).






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         6.3 Subtenant acknowledges that with respect to any work, services, repairs, restoration, insurance obligations or the performance of any other obligation of Master Landlord under the Master Lease, that Sublandlord shall be under no obligation to provide any such services or work or satisfy any such obligations or covenants; provided, however, Sublandlord, upon written notice to Subtenant, shall use reasonable efforts to attempt to enforce the obligations of Master Landlord under the Master Lease. Subtenant shall reimburse Sublandlord for all amounts incurred by Sublandlord in enforcing the obligations of Master Landlord to the extent fairly allocable to the Subleased Premises.


         7. CONDITIONS PRECEDENT. The obligations of the parties hereunder and the effectiveness of this Sublease are expressly conditioned upon Sublandlord's and Subtenant's receipt of Master Landlord's written consent to this Sublease in form reasonably acceptable to Sublandlord and Subtenant within ten (10) business days of the Effective Date.


         8. REPAIRS AND MAINTENANCE. Sublandlord shall be responsible for performing any repairs, maintenance and replacements to or of the Subleased Premises to the extent required by Section 18.2 of the Master Lease and Subtenant shall reimburse Sublandlord for all costs and expenses incurred by Sublandlord in performing such obligations to the extent fairly allocable to the Subleased Premises as more specifically set forth in Section 4.2 of this Sublease; provided however, and notwithstanding anything to the contrary in this Sublease or the Master Lease ( but subject to the terms of Section 21.6 of the Master Lease as incorporated into this Sublease), Subtenant shall be entirely responsible for the cost of all repairs, maintenance and/or replacements to the extent resulting from the negligence or willful misconduct of Subtenant or its employees, agents, contractors, subtenant or assigns.


         9. DEPOSITS. Upon execution hereof, Subtenant shall deposit with Sublandlord the sum of Fifty-Nine Thousand Four Hundred Twenty-One Dollars and Sixty Cents ($59,421.60) which amount shall be applied against the Base Monthly Rent due under this Sublease for the first month of the Sublease Term. Upon the execution hereof, Subtenant shall deposit with Sublandlord a security deposit (the "Security Deposit") in the amount of Sixty-Four Thousand Seven Hundred Twenty-Seven Dollars ($64,727). Sublandlord may use and commingle the Security Deposit with other funds of Sublandlord. If Subtenant fails to pay rent or other charges due hereunder or otherwise fails to perform any other obligations of Subtenant under this Sublease, then Sublandlord may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord has suffered thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, then Subtenant shall, within ten (10) days after demand therefor, deposit cash with Sublandlord in the amount required to restore the Security Deposit to the full amount stated above and Subtenant's failure to so restore shall constitute a Default (as that term is defined in Section 24.2 the Master Lease as incorporated into this Sublease) by Subtenant under this Sublease. Upon the expiration of this Sublease and Subtenant's vacation of the Subleased Premises, Sublandlord shall return to Subtenant that portion of the Security Deposit which has not been applied by Sublandlord pursuant to this paragraph, or which is not otherwise required to cure Subtenant's defaults.

         10. BROKERS.

               10.1 Sublandlord and Subtenant warrant and represent that they have dealt with no real estate brokers in connection with this Sublease other than CPS and Industrial Property Associates (hereinafter "Brokers"), and that no other broker is entitled to any commission on account of this Sublease. Subtenant shall indemnify, defend, protect and hold Sublandlord harmless from and against any loss, cost or expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from any claim for any fee, commission or other compensation made by any other agent, broker, salesman or finder as a consequence of Subtenant's actions or dealings with such agent, broker, salesman or finder.

               10.2 Sublandlord shall pay a real estate brokerage commission in accordance with Sublandlord's separate agreement with CPS for the subleasing of the Master Premises.


         11. [Intentionally omitted.]


         12. NOTICES. All notices or demands of any kind required or desired to be given by Sublandlord or Subtenant hereunder shall be in writing at the addresses set forth below and shall be deemed delivered upon actual receipt or refusal of delivery and if Subtenant shall have vacated or abandoned the Premises, then upon attempted delivery at the Premises:

         Sublandlord

         Symmetricom, Inc.
         2300 Orchard Parkway
         San Jose, CA 95131
         Attn:  Chief Financial Officer/Scott Kamsler

         Subtenant

         Brocade Communications Systems, Inc.
         1901 Guadalupe Parkway
         San Jose, CA 95131
         Attn:  Chief Financial Officer/Carl Lee

        13. [Intentionally omitted.]


        14. DAMAGE AND RELATED TERMINATION RIGHTS. The parties hereto acknowledge that Section 22 of the Master Lease entitled "Damage or Destruction" governs the rights of Master Landlord and Sublandlord concerning damage to the Master Premises by fire or other peril and Sublandlord and Subtenant agree as follows with respect thereto:

               14.1 Sublandlord shall use reasonable efforts to enforce the obligations of Master Landlord pursuant to Section 22 (including its obligations to restore damage to the extent required by Section 22). Except to the extent of its obligations stated in the immediately preceding sentence, its obligation to contribute to costs to restore Tenant's Improvements (as that term is defined in the Master Lease) and the Master Premises, and its obligation to restore certain improvements in certain circumstances, all as more particularly set forth in
Section 22 and Section 21.9 of the Master Lease, Sublandlord shall not be obligated to restore damage to the Master Premises caused by fire or other peril, and shall not be liable for any failure by Master Landlord to perform its obligations under the Master Lease.

               14.2. The parties acknowledge that Master Landlord has the right to terminate the Master Lease in certain circumstances pursuant to Sections 21.9 and 22.2 of the Master Lease. In the event Master Landlord exercises any such right of termination, this Sublease shall terminate on the date the Master Lease terminates.

               14.3. The parties hereto acknowledge that Sublandlord has the right to terminate the Master Lease in certain circumstances pursuant to Sections 21.9 and 22.3 of the Master Lease. If Sublandlord becomes entitled to terminate the Master Lease pursuant to said paragraph 11.3, then it may do so in its sole and absolute discretion and this Sublease shall terminate on the date the Master Lease terminates.

               14.4. If, in the opinion of an independent architect selected by Sublandlord and Master Landlord, damage or destruction to the Subleased Premises (or the Master Premises if such damage or the repair thereof would interfere with Subtenant's use of the Subleased Premises) is so substantial that it cannot be corrected within six (6) months of the date of damage or, if such damage or destruction occurs during the last six (6) months of the Sublease Term, Subtenant may elect to terminate this Sublease by delivering to Sublandlord written notice of its election to terminate within fifteen (15) days after the damage or destruction.

               14.5 Subtenant acknowledges that, pursuant to Section 21.9 of the Master Lease, in the event of a casualty, Sublandlord, in certain circumstances, is obligated to pay for a certain percentage of the cost of the loss or insurance deductible equal to one-seventeenth (1/17th) of fifty percent (50%) of the loss or deductible for each year remaining in the initial term and first extension term of the Master Lease (the "Uninsured Loss Amount"). If Sublandlord is required or elects to pay the Uninsured Loss Amount, Subtenant shall pay to Sublandlord as additional rent one-seventeenth

(1/17th) of fifty percent (50%) of such loss or deductible for each year remaining in the Sublease Term to the extent such amount is fairly allocable to the Subleased Premises.

               14.6 In the event of damage, destruction and/or restoration as herein provided, there shall be no abatement or Rent and Subtenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration. Subtenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any similar statue now existing or hereafter adopted governing destruction of the Premises, so that the parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of the Sublease.

               14.7 The provisions of Section 17 of the Master Lease (as incorporated into this Sublease) shall apply to any restoration work under this Section as if the restoration was an alteration, addition or improvement thereunder.


         15. CONDEMNATION. The parties acknowledge that Section 23 of the Master Lease entitled "Eminent Domain" governs the rights of Master Landlord and Sublandlord with respect to condemnation of the Master Premises and Sublandlord and Subtenant agree as follows with respect this subject:

               15.1 Sublandlord shall use reasonable efforts to enforce the obligations of Master Landlord pursuant to Section 23.3 of the Master Lease. Except to the extent of its obligations stated in the immediately proceeding sentence and its obligation to contribute to the cost of restoration in certain circumstances (as more specifically provided in Section 23.3 of the Master Lease), Sublandlord shall not be obligated to restore the Master Premises and shall not be liable for any failure by Master Landlord to perform its obligations under the Master Lease.

               15.2 The parties acknowledge that Master Landlord has the right to terminate the Master Lease in certain circumstances pursuant to Section 23.1 of the Master Lease. In the event Master Landlord exercises any such right of termination, this Sublease shall terminate on the date the Master Lease terminates.

               15.3 The parties acknowledge that Sublandlord has the right to terminate the Master Lease in certain circumstances pursuant to Section 23.1 and
23.2 of the Master Lease. If Sublandlord becomes entitled to terminate the Master Lease pursuant to said Section 23.1 or 23.2, then it may do so in its sole and absolute discretion and if Sublandlord elects to so terminate the Master Lease, then this Sublease shall terminate on the date the Master Lease terminates.

               15.4 In the event of a partial taking of the Subleased Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Subtenant may elect to terminate this Sublease if such taking is of material detriment to, and substantially interferes with, Subtenant's use and occupancy of, and conduct of its business from, the Subleased Premises, including but not limited to materially affecting Subtenant's parking or Subtenant's ingress and egress from the Subleased Premises, unless Sublandlord provides reasonable alternatives thereto acceptable to Subtenant. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Subtenant. Termination pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority. In the event of a partial taking and whether or not Subtenant terminates this Sublease, Subtenant, Sublandlord and Master Landlord shall be entitled to those condemnation proceeds attributable to those items for which they are entitled to compensation pursuant to Section 15.7 hereof (excluding moving expenses).

               15.5 If upon any taking of the Subleased Premises this Sublease continues in effect, Base Monthly Rent shall be abated proportionately on the basis of the rental value of the Subleased Premises, including improvements and fixtures, as restored after such taking compared to the rental value of the Subleased Premises prior to such taking.

               15.7 Any award made as a result of any condemnation of the Subleased Premises shall belong to and be paid to Sublandlord and Master Landlord, and Subtenant hereby assigns to Sublandlord and Master Landlord all of its right, title and interest in any such award; provided, however, that Subtenant shall be entitled to receive any condemnation award that is made directly to Subtenant for the following so long as the award made to Master Landlord or Sublandlord is not thereby reduced: (a) for the taking of personal property or trade fixtures belonging to Subtenant, (b) the interruption of Subtenant's business or its moving costs, or (c) loss of Subtenant's goodwill. The rights of Sublandlord and Subtenant regarding condemnation shall be determined as provided in this paragraph, and each party thereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Sublease in the event of a partial taking of the Premises.


         16. ALTERATIONS.

               16.1 All improvements (as that term is defined in Section 17.1 of the Master Lease as incorporated into this Sublease) shall be made strictly in compliance with the terms and conditions of Section 17 of the Master Lease as incorporated into this Sublease; provided however, that, notwithstanding the terms of Section 17.1 of the Master Lease, Subtenant may construct no improvements in the Subleased Premises (including those the cost of which do not exceed Fifty Thousand Dollars ($50,000)) without the prior written consent of both Sublandlord and Master Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Sublandlord may withhold its consent in its sole and absolute discretion to any proposed improvements which would affect the structural elements of the Master Premises including, without limitation, any improvements involving a penetration of the roof membrane or structural roof.

               16.2 At the expiration or sooner termination of the Sublease Term, all improvements installed by Subtenant shall be surrendered to Sublandlord as part of the realty and shall then become Sublandlord's property, and Sublandlord shall have no obligation to reimburse

Tenant for all or any portion of the value or cost thereof. Subtenant, at any time, shall have the right to remove any movable cubicles installed in the Subleased Premises by Subtenant at its cost. Subtenant shall have the right to request Sublandlord to specify in Sublandlord's consent to any improvements (if consent is, in fact, given) whether Landlord will require Subtenant to remove Subtenant's improvements from the Subleased Premises upon the expiration or sooner termination of this Sublease. If Sublandlord reserves such right or, if Master Landlord requires such removal, Subtenant shall remove any improvements installed by Subtenant prior to the expiration or sooner termination of the Sublease Term and restore the Subleased Premises to the condition in which it existed prior to the installation of such improvements. If Subtenant shall fail to remove any of its trade fixtures or personal property upon the expiration or sooner termination of the Sublease Term, Sublandlord may dispose of the property pursuant to the provisions of Section 1980 et seq. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law.

               16.3 Notwithstanding anything to the contrary in this Section 16 or the Master Lease, (i) Subtenant may make no improvements to the area designated on Exhibit A-1 as "Office, Administrative, Storage/Kitchen Area" without Sublandlord's consent, which consent may be withheld in Sublandlord's sole and absolute discretion; and (ii) in no event shall Subtenant remove, relocate or otherwise alter the cabling and electrical system that Sublandlord has installed in the second floor of the Subleased Premises which includes individual tel/data connection points consisting of 2-CAT 5 jacks, 1-CAT 3 RJ45 for ISDN and 1-CAT 3 RJ11 for voice. However, Subtenant may use such cabling and systems if it so desires.

               16.4 Subject to Master Landlord prior written approval thereof and Sublandlord's approval of the design thereof, which consent shall not be unreasonably withheld, Subtenant, at Subtenant's sole cost and expense, may construct a separate trash enclosure within the outside areas of the Master Premises; provided however, that such enclosure may only be located within the area designated for Subtenant's parking spaces and the number of parking spaces allocated for Subtenant's use hereunder shall be reduced by the number of parking spaces rendered unusable as a result of such enclosure.


         17. SIGNAGE. Subject to any restrictions contained in the Master Lease, the Covenants, Conditions and Restrictions affecting the Master Premises, any applicable laws, rules, regulations, codes and ordinances, and any other matters of public record, Subtenant, at its sole cost and expense, shall have the right to place signs displaying its name and logo in the following locations, but in no others: (i) on the monument sign located on the Master Premises off of Guadalupe Expressway, (ii) on the parapet over the lobby entry within the Subleased Premises, and (iii) a small sign on the glass adjacent to the front door of the main lobby and the exit door at the stock room of the Subleased Premises. Subtenant shall obtain the prior written consent of Subtenant and Master Landlord to the design and content of such signage, which consent shall not be unreasonably withheld. Subtenant, at its sole cost and expense, shall maintain such signage in good condition and repair.

        18. INSURANCE. Sublandlord and Subtenant agree as follows with respect to the obligation of the parties to obtain insurance: (i) throughout the Sublease Term Sublandlord shall carry the "all risk" insurance covering the Premises and all improvements and fixtures therein as more particularly described in Section 21.2 of the Master Lease, whether or not such improvements and/or fixtures were constructed by Sublandlord or Subtenant; (ii) Subtenant shall reimburse Sublandlord for the cost of such insurance to the extent fairly allocable to the Subleased Premises as more particularly set forth in Section
4.2 of this Sublease; (iii) Sublandlord shall be entitled to all proceeds from all insurance carried by Sublandlord, and (iv) throughout the Sublease Term, Subtenant, at Subtenant's expenses, shall maintain "all risk" insurance, including, but not limited to, coverage against loss or damage by fire, flood, vandalism and malicious mischief covering Subtenant's trade fixtures and personal property located in the Subleased Premises.

         19. STOCK WARRANTS: In consideration of their mutual execution of this Lease, concurrently with the execution of this Sublease, Sublandlord and Subtenant shall execute a Warrant Purchase Agreement in the form attached hereto as Exhibit D pursuant to which Subtenant shall issue to Sublandlord warrants for the purchase of an aggregate of twenty thousand (20,000) shares of Series C Preferred stock of Subtenant at an exercise price of Three Dollars ($3.00) per share, as more particularly set forth in said Exhibit D.

         20. ASSIGNMENT AND SUBLETTING: The following additional provisions shall apply to any sublease, assignment or other transfer of this Sublease (each, a "Transfer"):

               20.1 In the event that Subtenant seeks to make any Transfer, Sublandlord shall have the right to terminate this Sublease or, in the case of a sublease of less than all of the Subleased Premises, terminate this Sublease as to that part of the Subleased Premises proposed to be so sublet, either (i) on the condition that the proposed transferee immediately enter into a direct sublease of the Subleased Premises with Sublandlord (or, in the case of a partial sublease, a sublease for the portion proposed to be sublet) on the same terms and conditions contained in the Assignment Notice (as that term is defined in Section 25.3 of the Master Lease, as incorporated into this Sublease), or
(ii) so that Sublandlord is thereafter free to lease the Subleased Premises (or, in the case of a partial sublease, a sublease for the portion proposed to be sublet) to whomever it pleases on whatever terms are acceptable to Sublandlord. In the event that Sublandlord elects to so terminate this Sublease, then (a) if such termination is conditioned upon the execution of a sublease between Sublandlord and the proposed transferee, Subtenant's obligations under this Sublease shall not be terminated until such transferee executes a new sublease with Sublandlord, enters into possession and commences the payment of rent, and
(b) if Sublandlord elects simply to terminate this Sublease (or, in the case of a partial sublease, a sublease for the portion proposed to be sublet), this Sublease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Sublandlord has notified Subtenant in writing of such election. Upon such termination, Subtenant shall be released from any further obligation under this Sublease if it is terminated in its entirety, or shall be released from any further obligation under this Sublease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of this Sublease, Base Monthly Rent shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Subleased Premises which remains subject to the Sublease bears to the original area of the Subleased Premises. Sublandlord and Subtenant shall execute a cancellation and release with respect to the Sublease to effect such termination.

               20.2 If Sublandlord consents to a Transfer proposed by Subtenant, the following shall apply:

                   (a) If Subtenant assigns its interest in this Sublease, then Subtenant shall pay to Sublandlord fifty percent (50%) of all Subrent (hereinafter defined) received by Subtenant over and above (i) the assignee's agreement to assume the obligations of Subtenant under this Sublease, and (ii) all Permitted Transfer Costs (hereinafter defined) related to such assignment. In the case of an assignment, the amount of Subrent owed to Sublandlord shall be paid to Sublandlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Subtenant by the assignee.

                   (b) If Subtenant sublets all or any part of the Subleased Premises then with respect to the space so sub-subleased, Subtenant shall pay to Sublandlord fifty percent (50%) of the positive difference, if any, between (i) all Subrent paid by the sub-subtenant to Subtenant less (ii) the sum of all Base Monthly Rent and Operating Costs fairly allocable to the space sublet and all Permitted Transfer Costs related to such sub-sublease. Such amount shall be paid to Sublandlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Subtenant by its sub-subtenant.

                   (c) The term "Subrent" shall mean any consideration of any kind received, or to be received, by Subtenant as a result of the Transfer, if such sums are related to Subtenant's interest in the Sublease or in the Subleased Premises. The term "Permitted Transfer Costs" shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Subtenant in order to obtain the Transfer in question, (ii) all reasonable costs incurred by Subtenant to construct improvements in the Subleased Premises (or portion thereof) for the transferee in question, and Vacancy Costs (hereinafter defined). The term Vacancy Costs shall mean, during any period of time that the Subleased Premises is vacant and Subtenant is paying rent for the lease of space in substitution of the Subleased Premises, the lesser of (a) Base Monthly Rent and additional rent payable under this Sublease and (b) base monthly rent and additional rent payable under a lease for the substitute space.

                   (e) Subtenant's obligations under this Section 21 shall survive any Transfer.

               20.3 Notwithstanding anything to the contrary in this Sublease or the Master Lease, at no time may the Subleased Premises be used or occupied by
(i) more than two (2) subtenants or occupants if Subtenant is still occupying a portion of the Subleased Premises, or (ii) more than one (1) subtenant or occupant if Subtenant is not occupying a portion of the Subleased Premises.

         21. SUBLANDLORD'S RIGHT TO ENTER: Sublandlord, Master Landlord and their agents and contractors may enter the Subleased Premises at any reasonable time after giving at least 24 hours' prior notice to Subtenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of nonresponsibility; (iii) supplying any service to be provided by Sublandlord to Subtenant; (iv) showing the Subleased Premises to prospective purchasers, mortgagees or, during the last six (6) months of the Sublease Term, tenants; (v) making necessary alterations, additions or repairs; (vi) performing Subtenant's obligations when Subtenant has failed to do so after written notice from Sublandlord; and (vii) responding to an emergency. Sublandlord shall have the right to use any and all means Sublandlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Sublandlord is accordance with this Section 21 shall not be a forcible or unlawful entry into, or a detainer of, the Subleased Premises, or an eviction, actual or constructive, of Subtenant from the Subleased Premises.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have signed this Sublease to evidence their acceptance of and intent to be bound by the terms hereof as of the Effective Date.


SUBLANDLORD:                                SUBTENANT:

SYMMETRICOM, INC.                           BROCADE COMMUNICATIONS
a California corporation                    SYSTEMS, INC.,
                                            a California corporation


By: /s/ J. Scott Kamsler                    By: /s/ B. Carl Lee
   --------------------------------            -------------------------------

Title: VP & CFO                             Title: VP & CFO
      -----------------------------               ----------------------------

Address: 85 West Tasman Drive               Address: 2231 Calle De Luna
         San Jose, CA 95134-1703                     Santa Clara, CA


Telephone: 408-428-7803                     Telephone: 408-588-4155
          -------------------------                   ------------------------

                                    EXHIBIT A

                                    SITE PLAN

                                  [TO FOLLOW.]

                                   EXHIBIT A-1

                          DIAGRAM OF SUBLEASED PREMISES

                                  [TO FOLLOW.]

                                    EXHIBIT B

                                  MASTER LEASE

                                  [TO FOLLOW.]

                                    EXHIBIT C

                                   SPACE PLAN

                                  [TO FOLLOW.]

                                    EXHIBIT D

                           WARRANT PURCHASE AGREEMENT

                                  [TO FOLLOW.]

                                    EXHIBIT E

                               HAZARDOUS MATERIALS



TYPE                                QUANTITY                            METHOD OF STORAGE
----                                --------                            -----------------
Tetraflouroethane                   5 gal.                              Aerosol cans

Rosin Flux                          2 gal.                              Plastic container in
                                                                        secured metal cabinet

                                     LEASE


                               NEXUS EQUITY, INC.
                                   "LANDLORD"

                                      AND

                                SYMMETRICOM, INC.
                                    "TENANT"





                              SAN JOSE, CALIFORNIA

                                      LEASE

                                TABLE OF CONTENTS


                                                                                   PAGE
                                                                                   ----
1.      Lease Premises                                                              1
2.      Basic Lease Provisions                                                      1
3.      Term                                                                        2
4.      Construction, Possession and Commencement Date                              3
5.      Rent                                                                        6
6.      Rental Adjustments                                                          7
7.      Additional Rent and Expenses                                                7
8.      Rentable Area                                                              11
9.      Security Deposit                                                           11
10.     Use                                                                        12
11.     Brokers                                                                    14
12.     Holding Over                                                               14
13.     Taxes and Assessments                                                      15
14.     Condition of Premises                                                      16
15.     Parking Facilities                                                         18
16.     Utilities and Services                                                     18
17.     Alterations                                                                19
18.     Repairs and Maintenance                                                    19
19.     Liens                                                                      21
20.     Indemnification and Exculpation                                            21
21.     Insurance -Waiver of Subrogation                                           23
22.     Damage or Destruction                                                      27
23.     Eminent Domain                                                             28
24.     Defaults and Remedies                                                      29
25.     Assignment or Subletting                                                   33
26.     Arbitration - Attorney's Fees                                              35
27.     Bankruptcy                                                                 36
28.     Definition of Landlord                                                     36
29.     Estoppel Certificate                                                       37
30.     Removal of Property                                                        37
31.     Limitation of Landlord's Liability                                         38
32.     [Intentionally Left Blank]                                                 39
33.     Quiet Enjoyment                                                            39
34.     Quitclaim Deed                                                             39
35.     Subordination and Attornment                                               40
36.     Surrender                                                                  41
37.     Waiver and Modification                                                    41
38.     Waiver of Jury Trial and Counterclaims                                     41
39.     Hazardous Materials                                                        41
40.     Option to Extend                                                           45
41.     Right of First Refusal to Purchase                                         48
42.     Miscellaneous                                                              50
        42.1   Terms and Headings                                                  50
        42.2   Examination of Lease                                                51
        42.3   Time                                                                51
        42.4   Covenants and Conditions                                            51
        42.5   Consents                                                            51

        42.6   Entire Agreement                                                    51
        42.7   Severability                                                        51
        42.8   Recording                                                           51
        42.9   Impartial Construction                                              51
        42.10  Inurement                                                           51
        42.11  Force Majeure                                                       51
        42.12  Notices                                                             51
        42.13  Authority to Execute Lease                                          51




EXHIBIT "A" -- Work Letter

EXHIBIT "B" -- Form of Acknowledgement of Term Commencement Date

EXHIBIT "C" -- Memorandum of Lease

                                      LEASE


        THIS LEASE ("Lease") is made as of June 10, 1996, by and between NEXUS EQUITY, INC., a California corporation ("Landlord"), and SYMMETRICOM, INC., a California corporation ("Tenant").

        1. LEASE PREMISES.

           1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises ("Premises") located on Orchard Parkway in San Jose, California, consisting of (i) that certain real property ("Real Property") legally described as Parcel 2 of Parcel Map filed with the Santa Clara County Recorder on December 6, 1995, in Book 671 of Maps, Pages 40 and 41, (ii) the entirety of the building (the "Building") to be constructed on the Real Property, and (iii) all landscaping, drainage, irrigation, lighting, parking facilities, walkways, driveways and other improvements and appurtenances related thereto.

        2. BASIC LEASE PROVISIONS.

           2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

                         2.1.1 Rentable Area of Premises:
                                     118,000 square feet, subject to adjustment as provided in Section 8.2

                         2.1.2 Initial Basic Annual Rent:
                                     $1,458,480 ($12.36 per square foot of
                                     Rentable Area per year), subject to
                                     adjustment as provided in Sections 6.1
                                     and 8.2

                         2.1.3 Monthly Installment of Basic Annual Rent:
                                     $121,540 ($1.03 per square foot of
                                     Rentable Area per month), subject to
                                     adjustment as provided in Sections 6.1
                                     and 8.2

                         2.1.4 (a)   Estimated Term Commencement Date:
                                     April 15, 1997, subject to adjustment as provided in Section 4.6

                                     (b)    Term Expiration Date: Twelve (12)
                                            years from

                                            Term Commencement Date

                         2.1.5 Permitted Use: Uses permitted in Section 10.1

                         2.1.6 Security Deposit: $121,540

                         2.1.7 Address for Rent Payment and Notices to Landlord:

                                     Nexus Equity, Inc.
                                     1740 Technology Drive, Suite 315
                                     San Jose, California 95110

                                     Address for Notices to Tenant
                                     Before Term Commencement Date:

                                     SymmetriCom, Inc.
                                     85 West Tasman Drive
                                     San Jose, California 95110

                                     After Term Commencement Date:  Premises

               2.2 Capitalized terms not otherwise defined in this Lease shall have the meaning set forth in the Work Letter attached hereto as Exhibit "A" ("Work Letter").

        3. TERM.

           3.1 This Lease shall take effect upon the date of execution hereof by each of the parties hereto, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by each of the parties hereto; provided, however, the effectiveness of this Lease is conditioned upon Tenant's approval (in its sole discretion) on or before June 6, 1996, of (i) CC&Rs prepared by Atmel Corporation which will encumber the Real Property, and (ii) approval by Atmel Corporation in a form satisfactory to Tenant of elevations and schematic plans of the Building (described on Attachment A-2) and the placement of Tenant's antennas on the roof of the Building.

           3.2 The term of this Lease will be that period from the Term Commencement Date described in Sections 2.1.4(a) and 4.6 through the Term Expiration Date as set forth in Section 2.1.4(b), subject to earlier termination of this Lease or extension of the term of this Lease as provided herein.

           3.3 Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to terminate this Lease due to nonperformance by Landlord if:

               (i) Landlord has not on or before June 30, 1996, secured a construction loan and/or other funding, from sources reasonably satisfactory to Tenant as to financial ability to perform, in an amount reasonably necessary to complete the work required of Landlord under the Work Letter; provided however, that such date shall be extended to that date which is the earlier of (i) August 15, 1996 and (ii) the date to which close of escrow for the acquisition of the Real Property is extended by the written agreement of Atmel Corporation, the seller of the Real Property;

               (ii) Landlord has not on or before September 1, 1996, received architectural site approval from the City of San Jose;

               (iii) Landlord has not on or before September 15, 1996, substantially commenced Landlord's Work, defined to mean grading has been substantially completed and work on footings and foundations has commenced and is substantially underway; or

               (iv) Landlord fails at any time thereafter to diligently pursue construction of Landlord's Work to completion, defined to mean (for the purposes of this subsection 3.3(iv) only) substantial cessation of work for more than thirty (30) consecutive days.

               The time for Landlord to perform its obligations under subsections (i) and (ii) above will be extended on account of Tenant-Caused Delays, but not Landlord-Caused Delays or Force-Majeure Delays. The time for Landlord to perform its obligations under subsection (iii) will be extended on account of Tenant-Caused Delays and no more than thirty (30) days of Force Majeure Delays, but not Landlord-Caused delays. The time for Landlord to perform its obligations under subsection (iv) will be extended on account of Tenant-Caused Delays and Force Majeure Delays, but not Landlord-Caused delays. In the event Tenant terminates this Lease pursuant to this Section 3.3, neither Landlord nor Tenant shall have any further duties, obligations or liability to the other, except that Landlord shall promptly return to Tenant the first month's Basic Annual Rent deposited under Section 5.1, and the security deposit deposited under Section 9.1.

        4. CONSTRUCTION, POSSESSION AND COMMENCEMENT DATE.

           4.1 Landlord shall make available to Tenant the Building Shell within the time period set forth in the Construction Schedule with Landlord's Work sufficiently complete to allow Tenant to commence construction of Tenant's Improvements. Landlord shall Substantially Complete Landlord's work (as that term is defined in the Work Letter attached hereto as Exhibit "A") within the time period set forth in the Project Schedule. Landlord shall use diligent good faith efforts to continuously prosecute the construction of Landlord's Work to completion. Tenant shall Substantially Complete Tenant's Improvements within the time period set forth in the Project Schedule. Landlord and Tenant shall allow each other reasonable access to the Premises for the completion of work required hereunder, and shall conduct such work in a commercially reasonable manner. All time periods set forth in the Project Schedule for the construction of Landlord's Work and Tenant's Improvements shall be extended by Landlord-Caused Delays, Tenant-Caused Delays and/or Force-Majeure Delays in the manner and to the extent set forth in the Work Letter, subject to the limitations on Landlord with respect to Force-Majeure Delays set forth in the last paragraph of Section 3.3 above.

           4.2 As used in Section 4.1 above and elsewhere in this Lease and the Work Letter, the terms "Substantially Complete", "Substantially Completed", and "Substantial Completion" shall mean (i) with respect to Landlord's Work, the date by which all of the following shall have occurred: (a) construction of Landlord's Work is completed substantially in accordance with the plans and specifications therefor and all applicable governmental laws, ordinances, regulations and requirements ("Laws"), (b) the Project Architect has certified in writing that Landlord's Work is substantially complete, (c) there exist no incomplete or deficient items identified by or on behalf of Tenant on its "punch-list" that could materially interfere with Tenant's use of the Premises for its intended purpose, and (d) Landlord shall have substantially completed Landlord's Work to such a point to enable Tenant to obtain all permits and approvals for Tenant's legal occupancy of the Premises, assuming that Tenant's Improvements are Substantially Completed, and (ii) with respect to Tenant's Improvements, the date by which all of the following shall have occurred: (a) construction of Tenant's Improvements is completed substantially in accordance with the plans and specifications therefor and all applicable Laws, (b) Tenant's Architect has certified in writing that Tenant's Improvements are substantially complete, (c) no incomplete or deficient items exist that would materially interfere with Tenant's use of the Premises for its intended purpose, and (d) Tenant shall have substantially completed Tenant's Improvements and shall have obtained all permits and approvals for Tenant's legal occupancy of the Premises.

           4.3 Tenant agrees that in the event Landlord fails to tender possession of the Premises with the Building Shell and Land Improvements Substantially Completed on or before the date set forth in the Project Schedule for the Substantial Completion of Landlord's Work, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except as otherwise set forth in Sections 3.3 and 4.4. In such event, however, Tenant's obligation to pay Rent and any other amounts under this Lease shall not commence until the actual Term Commencement Date.

           4.4 Notwithstanding Section 4.3, in the event Landlord fails to tender possession of the Premises with the Building Shell and Land Improvements Substantially Completed on or before April 15, 1997 (as such date is extended by Tenant-Caused Delays, and Tenant is unable to occupy the Premises on or before July 15, 1997 on account thereof, Landlord shall pay to Tenant liquidated damages equal to any holdover or penalty rent or other sums in excess of the normal rental paid by Tenant to the landlord of its present premises at 85 West Tasman Drive, San Jose, California, on account of Tenant's extension or holding over of its tenancy at such location, for a number of days equal to the number of days between April 15, 1997 and the date the Premises are tendered to Tenant with the Building Shell and Land Improvements Substantially Completed (but for no longer period than Tenant actually holds over at its present location). In the event that the landlord of Tenant's present premises does not consent to Tenant's holding over, Landlord shall indemnify Tenant from any and all claims, damages, losses, costs and liabilities incurred by Tenant as a result of Landlord's failure to deliver the Building Shell and Land Improvements to Tenant Substantially Completed on or before April 15, 1997.

           4.5 The actual Term Commencement Date shall be the date set forth in the Project Schedule as the date by which Tenant's Improvements and Landlord's Work is to be Substantially Complete; provided, however, that (i) such date shall be extended by the number of days that Tenant is prevented from commencing construction of Tenant's Improvements on the date for commencement thereof as set forth in the Project Schedule as a result of Force Majeure Delays and Landlord-Caused Delays (as more particularly described in the Work Letter), (ii) such date shall be extended by the number of days that Tenant is prevented from continuously prosecuting to completion and Substantially Completing Tenant's Improvements as a result of Force-Majeure Delays and/or Landlord-Caused Delays, and (iii) in no event shall the Term Commencement Date occur prior to the date by which all of the following shall have occurred; (a) Landlord shall have Substantially Completed Landlord's Work, (b) the Land Improvements are Substantially Completed to a point where ingress and egress to the Building is not unreasonably impeded, the parking lot is completed and the landscaping is to a point where any incomplete or deficient landscaping can be completed or corrected within thirty (30) days or which consists of trees, shrubs or other landscaping which have not been installed for reasons relating to the then climatic season, and (c) no "punch-list" items remain uncompleted that would materially interfere with Tenant's use of the Premises for its intended purposes. Landlord and Tenant shall execute a written acknowledgment of the Term Commencement Date and the Term Expiration Date when such is established in substantially the form attached hereto as Exhibit "B" and attach it to this Lease as Exhibit "B-1"; however, failure to execute and deliver such acknowledgement shall not affect Tenant's liability hereunder.

           4.6 Prior to entry by Tenant onto the Premises for the purposes of constructing Tenant's Improvements or installation of personal property within the Premises which are not part of the work required of Landlord under the Work Letter, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverage required of Tenant under the provisions of Article 21 and the Work Letter are in effect. Entry by Tenant onto the Premises prior to the Term Commencement Date for such purposes shall be subject to all of the terms and conditions of this Lease other than the payment of Rent, and shall not interfere with the performance by Landlord or the Project Contractor with the work required of Landlord under the Work Letter. Tenant agrees to indemnify, protect, defend and hold Landlord harmless from any and all loss or damage to property, completed work, fixtures, equipment, or materials, or from liability for death of or injury to any person, during any such entry prior to the Term Commencement Date to the extent caused by the negligence or willful acts of Tenant or its agents and/or contractors (and their agents, contractors and subcontractors), and subject to Tenant's right to seek contribution or indemnity from Landlord or other responsible party. Landlord agrees to indemnify, protect, defend and hold Tenant harmless from any and all loss or damage to property, completed work, fixtures, equipment, or materials, or from liability for death of or injury to any person, during any such entry prior to the Term Commencement Date to the extent caused by the negligence or willful acts of Landlord or its agents and/or contractors (and their agents, contractors and subcontractors), and subject to Landlord's right to seek contribution or indemnity from Tenant or other responsible party.

           4.7 Tenant shall be responsible for construction of Tenant's Improvements in the Premises pursuant to the Work Letter at the sole cost of Tenant, without any contribution or reimbursement by Landlord (except to the extent of Landlord's indemnity obligations under Section 4.6), at a cost not to be less than Twenty Five Dollars ($25.00) per square foot of Rentable Area. However, with regard to any space that Tenant does not intend to initially occupy (up to a maximum of 20,000 square feet of Rentable Area), Tenant shall not be required to construct improvements at a cost per square foot greater than that required to finish interior surfaces of interior walls to the extent they are ready for paint, the floor is carpeted or tiled, HVAC and other utility systems and bathrooms are in place. If and to the extent required by Landlord's construction lender, Tenant shall provide assurances reasonably satisfactory to such lender of Tenant's ability to fund the construction of Tenant's Improvements in accordance with the terms of this Lease and the Work Letter.

        5. RENT.

           5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.2, subject to the rental adjustments provided in Sections 6.1 and 8.2. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.3, subject to the rental adjustments provided in Sections 6.1 and 8.2, each in advance on the first day of each and every calendar month during the term of this Lease, except that the first month's Basic Annual Rent shall be paid upon the execution hereof in addition to the Security Deposit in the amount set forth in Section 2.1.3. On the Term Commencement Date, the first month's Basic Annual Rent deposit shall be credited to the Basic Annual Rent due for the calendar month in which rental commences and any balance will be a credit against the next rental to become due. Prior to the Term Commencement Date, the deposit of the first month's Basic Annual Rent shall constitute additional security for Tenant's obligations hereunder and be treated in like manner as the Security Deposit.

           5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"), at the times hereinafter specified in this Lease, the costs of management and administrative services as provided in Article 7.1, and all other amounts that Tenant agrees to pay under the provisions of this Lease, including without limitation (i) any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, and (ii) expenses of Landlord's performance of any obligations of Tenant under this Lease.

           5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.7 or to such other person or at such other place as Landlord may from time to time designate in writing, without notice, demand, abatement, suspension, deduction, setoff, counterclaim, or defense.

           5.4 In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.

        6. RENTAL ADJUSTMENTS.

           6.1 Basic Annual Rent then in effect (as increased by previous adjustments under this Section 6.1) shall be increased four percent (4%) on each annual anniversary of the Term Commencement Date.

        7. ADDITIONAL RENT AND EXPENSES.

           7.1 As Additional Rent, Tenant shall pay or reimburse Landlord for costs of management and administrative services in an amount equal to two percent (2%) of the Basic Annual Rent due from Tenant ("Management Fee"), whether or not Landlord incurs fees payable to any third party to provide such services and without regard to the actual costs incurred by Landlord for such services.

           7.2 Tenant shall pay, at its own cost and expense and without any cost or expense to Landlord, or reimbursement or contribution by Landlord, directly to the provider of the services, all costs of any kind incurred in connection with the operation, maintenance, repairs, replacements and management of the Premises, including, except as otherwise set forth in Sections 7.5, 18.1, and 20.1, and Articles 22 and 23, or elsewhere in this Lease, (i) reasonable costs directly related to maintenance and repairs to improvements, fixtures and personal property within the Premises, including the roof membranes (but not the roof structure itself), as appropriate to maintain the Premises in commercially reasonable condition (allowing wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), but shall exclude any costs related to defects in design, materials or construction to Landlord's Work to the extent of Landlord's warranties in
Article 14; (ii) costs of new improvements and fixtures added to the Premises by Tenant; (iii) costs of utilities furnished to the Premises; (iv) sewer use fees;
(v) costs of cable TV when applicable; (vi) costs of trash collection; (vii) costs of cleaning; (viii) costs of maintenance, repairs and replacements of heating, ventilation, air conditioning, plumbing, electrical and other systems (but excluding costs related to defects in design, materials or construction of such systems to the extent they were included within Landlord's Work to the extent of Landlord's warranties in Article 14); (ix) costs of security services and devices; (x) costs of building supplies; (xi) insurance premiums pursuant to
Section 21.2 and portions of insured losses deductible by reason of insurance policy terms subject to the limitations contained in Section 21.8; (xii) costs of service contracts and services of independent contractors retained to do work of a nature before referenced; (xiii) taxes and assessments pursuant to Sections
13.1 and 13.2; and (xv) costs of compliance with applicable Laws (except costs of modifications to Landlord's Work required by something other than a change in Tenant's use or occupancy of the Premises). Notwithstanding anything to the contrary in this Lease, costs incurred by Tenant for replacement of major HVAC components, the parking lot, and the roof (including structural elements and roof membranes) and, except to the extent required as a result of a change in Tenant's use or occupancy of the Premises, costs to construct alterations, additions and/or improvements required by applicable Laws, with a useful life in excess of the balance of the initial term shall be reimbursed to Tenant by Landlord at the time the replacement or improvement is made in the proportion that the remaining useful life during any period of time following the expiration of the initial term bears to the entire useful life of the item; in the event Tenant exercises its option to extend the term, Tenant shall at such time reimburse Landlord for the pro rata portion paid by Landlord for the extension term. By way of example only, if in the tenth
(10th) year of the Lease Term, Tenant is required to replace an HVAC compressor with a useful life of fifteen (15) years and at a cost of Sixty Thousand Dollars ($60,000), then Tenant would be responsible for paying for the replacement and, at the time that Tenant makes such payment, Landlord would be obligated to pay to Tenant in cash Fifty-Two Thousand Dollars ($52,000) (($60,000) x (13/15)). If, in such example, Tenant exercises its option to extend the Lease Term for five (5) years, then at the commencement of the option term, Tenant would be obligated to pay Landlord Twenty Thousand Dollars ($20,000) (($60,000/15) x
(5)).

           7.3 Notwithstanding anything herein to the contrary, Landlord shall pay, at its own cost and expense and without any cost or expense to Tenant, or reimbursement or contribution by Tenant, the costs described in Section 18.1 and any other cost described herein for which Tenant is not responsible.

           7.4 Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible, and Landlord shall be responsible, for the payment of the following costs and expenses:

               (a) costs incurred for the construction, repair, maintenance or replacement of the Premises or any portion or component thereof, to the extent of (i) proceeds of insurance which Tenant is required to maintain under the Lease or maintains on the Premises (but Tenant shall be responsible for payment of any deductibles and uninsured losses as set forth in Article 21), and (ii) any reimbursement which Landlord receives therefor under any warranties or from any third party;

               (b) costs incurred for the construction, repair, maintenance or replacement of the Premises or any portion or component thereof resulting from the active or passive negligence or willful misconduct of Landlord, or its agents, employees, contractors, or invitees, except to the extent of proceeds of insurance which Tenant is required to maintain under this Lease which covers such conduct;

               (c) costs incurred for the repair, maintenance or replacement of the foundations, structural walls, floors, including the second floor deck, and roof of the Premises to the extent set forth in Section 18.1;

               (d) costs of construction of the Landlord's Work;

               (e) costs incurred to correct any patent or latent defects in the design, materials or construction of Landlord's Work to the extent of Landlord's warranties under Article 14;

               (f) costs, expenses and penalties (including without limitation attorneys fees) incurred as a result of the use, storage, removal or remediation of any toxic or hazardous substances or other environmental contamination not caused by Tenant;

               (g) rentals and other payments by Landlord under any ground lease or other lease underlying the Lease, and interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Premises;

               (h) costs incurred in connection with the financing, sale or acquisition of the Premises or any portion thereof;

               (i) costs, expenses, and penalties (including without limitation attorneys' fees) incurred due to the violation by Landlord of any underlying deed of trust, mortgage or ground lease affecting the Premises or any portion thereof;

               (j) depreciation on the Premises or any portion thereof, or any equipment or machinery owned by Landlord;

               (k) any costs incurred as a result of Landlord's violation of any statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other party, including without limitation, any unrelated third party, or Landlord's employee(s), contractor(s), subcontractor(s), agent(s) or representative(s);

               (l) leasing commissions, attorneys' fees and other costs and expenses incurred in connection with the leasing of the Premises;

               (m) advertising, marketing, media and promotional expenditures regarding the Premises and costs of signs in or on the Building identifying the owner, lender or any contractor thereof;

               (n) costs incurred to comply with the Americans with Disabilities Act except to the extent otherwise expressly provided herein;

               (o) costs incurred to comply with Title 24 of the California Code of Regulations except to the extent otherwise expressly provided herein;

               (p) costs incurred to comply with any other existing laws, rules, regulations, codes or permits except to the extent otherwise expressly provided herein;

               (q) any fees or salaries of the principals of Landlord;

               (r) any costs and expenses arising from or related to breach of Landlord's warranties in Sections 14.4 and 14.5 hereof; and

               (s) any costs and expense incurred as a result of conditions existing as of or prior to the Term Commencement Date to the extent of required modifications to Landlord's Work, unless caused by a change in use or occupancy of the Premises by Tenant;.

           7.5 Tenant shall not be responsible for Rent or any other expenses under this Lease attributable to the time period prior to the Term Commencement Date.

           7.6 The Management Fee for the calendar year in which Tenant's obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes and assessments and insurance which are incurred for an extended time period shall be prorated based upon time periods to which they are applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Rent.

           7.7 In fulfilling its obligations set forth in Section 7.2 and
Article 18, Tenant shall maintain the HVAC system, elevator and other systems in accordance with no less than the minimum standards established by the manufacturer and the minimum standards necessary to maintain any warranties in effect, and Tenant may enter into such maintenance contracts as Tenant determines is reasonably necessary in order to do so. Landlord shall have the right, upon reasonable notice, to inspect and copy any such maintenance contracts, as well as records of maintenance conducted by Tenant or any such service provider.

           7.8 Landlord shall have the right, upon reasonable notice, to inspect and copy documents showing in reasonable detail the actual expenses paid by Tenant pursuant to Section 7.2 and Article 16 (Utilities and Services) of this Lease. Tenant shall maintain such documents as are reasonably necessary for such purpose for a period of not less than three (3) years.

        8. RENTABLE AREA.

           8.1 The Rentable Area of the Premises as set forth in Section 2.1.1 and as referenced within the Work Letter and as may otherwise be referenced within this Lease, is determined by making separate calculations of the Rentable Area of each floor within the Building and totalling the Rentable Area of all floors within the Building (excluding any parking areas). The Rentable Area of a floor is calculated by measuring to the outside finished surface of each permanent outer Building wall where it intersects the floor. The full area calculated as set forth above is included as Rentable Area of the Premises without deduction for (i) columns or projections, (ii) vertical penetrations such as stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, (iii) corridors, equipment rooms, rest rooms, entrance ways, elevator lobbies, and the like, and their enclosing walls, or
(iv) any other unusable area of any nature.

           8.2 The Rentable Area as set forth in Section 2.1.1 is an estimate of the area which will upon completion of development of the Building constitute the Rentable Area of the Premises, which shall be adjusted upon Substantial Completion of the Building in accordance with a certification of the Rentable Area from the Project Architect. If either party disputes the certification of the Project Architect, upon Substantial Completion of the Building Shell, the Rentable Area shall be field measured and confirmed by a mutually agreeable architect or civil engineer, which measurement shall be conclusive and binding on Landlord and Tenant. If the Rentable Area as determined hereunder is greater or less than the Rentable Area set forth in Section 2.1.1, Basic Annual Rent and monthly installments of Basic Annual Rent shall be adjusted upward or downward, as the case may be, based on the actual Rentable Area of the Premises.

        9. SECURITY DEPOSIT

           9.1 Promptly upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Section 2.1.6, which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term and any extension term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, and subject to any notice requirements and cure periods for Tenant's benefit set forth in Article 24, Landlord may (but shall not be required to) use, apply or retain all or any part of such security deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material default of this Lease. Landlord shall not be required to keep this security deposit separate from its general fund, and Tenant shall not be entitled to interest on such deposit.

           9.2 In the event of bankruptcy or other debtor-creditor proceeding against

Tenant, such security deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

           9.3 Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Premises and thereupon Landlord shall be discharged from any further liability with respect thereto. This provisions shall also apply to any subsequent transfers.

           9.4 So long as Tenant is not in material default as of the Term Commencement Date, the security deposit, or any balance thereof, shall be returned to Tenant upon the Term Commencement Date.

        10. USE.

           10.1 Tenant may use the Premises for any of those purposes, and only those purposes, allowed by (i) City of San Jose zoning ordinances in effect from time to time and as applicable to the Premises, (ii) any other applicable laws, regulations, ordinances, permits and approvals applicable to the Premises, and
(iii) all covenants, conditions and restrictions recorded against the Real Property, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord. Landlord warrants that, as of the Term Commencement Date, Tenant's intended use of the Premises for manufacture, assembly, distribution and sales of Tenant's products, and for office and other activities related thereto, are permitted uses under applicable zoning ordinances, and, to the best of Landlord's knowledge, under other applicable laws, regulations, ordinances, permits and approvals applicable to the Premises. Landlord represents and warrants that there are no covenants, conditions and restrictions on the Real Property which will interfere with Tenant's intended use of the Premises. Landlord acknowledges that Tenant intends to install numerous antennas on the roof of the Building.

           10.2 Tenant shall use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises. Tenant shall not use or occupy the Premises in violation of any law or regulation, or the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy.

           10.3 Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises. However, Landlord shall have the obligation to make any such improvements to the Land Improvements or the Building Shell unless required by a government authority because of a change in Tenant's use or occupancy of the Premises. Tenant's obligation to make structural or capital improvements, alterations, repairs and replacements to any portion of the Premises other than the Land Improvements and Building Shell shall not exceed the amortized amount described in the last three sentences of Section 7.2. Both Landlord and Tenant shall have the right to contest any such direction of a governmental authority.

           10.4 Landlord warrants that the work required of Landlord under the Work Letter shall be in compliance with the Americans with Disabilities Act of 1990 ("ADA") at the time possession is tendered to Tenant. Tenant shall comply with the ADA, and the regulations promulgated thereunder, as amended from time to time. All responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises (subject to the limitation set forth in the last three sentences of Section 7.2); however, Landlord shall have the duty to make such structural or capital improvements, alterations, repairs and replacements to the Land Improvements and the Building Shell if the duty to do so under ADA is triggered by something other than a change in Tenant's use or occupancy of the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with Article 17 of this Lease; provided, that Landlord's consent to such alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA.

               Nothing in this Lease shall be construed to require either Landlord or Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order.

           10.5 Tenant may install signage on the Building to the extent permitted by, and in conformity with, applicable provisions of any City of San Jose sign ordinance, any other applicable governmental sign regulation, and any covenants, conditions and restrictions recorded against the Real Property. Tenant acknowledges it is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. No other sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Premises which is visible from outside the Building, or any part of the exterior of the Building or elsewhere in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The expense of design, permits, purchase and installation of any signs shall be the responsibility of Tenant and the cost thereof shall be borne by Tenant. At the termination of the Lease, all signs shall be the property of Tenant and may be removed from the Premises by Tenant, subject to the provisions of Article 30.

           10.6 No equipment shall be placed at a location within the Building other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building.

           10.7 Tenant shall not use or allow the Premises to be used for any unlawful purpose.

        11. BROKERS.

           11.1 Landlord and Tenant represent and warrant one to the other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than The Commercial Property Services Company, the fees of which shall be paid by Landlord, and that to the best of their knowledge, no other real estate broker or agent is or might be entitled to a commission in connection with this Lease. Each shall indemnify, defend, protect, and hold harmless the other from any claim of any other broker as a result of any act or agreement of the indemnitor.

           11.2 Landlord and Tenant each represent and warrant to the other that no broker or agent has made any representation or warranty relied upon by such party in its decision to enter into this Lease other than as contained in this Lease.

           11.3 The employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless placed within this Lease. Landlord and Tenant in executing this Lease do so in reliance upon the other's representations and warranties contained within Sections 11.1 and 11.2.

        12. HOLDING OVER.

           12.1 If, with Landlord's consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date, together with the Management Fee in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

           12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred fifteen percent (115%) of the Basic Annual Rent in effect during the last twelve (12) months of the Lease term.

           12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

           12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord under
Article 24 or elsewhere in this Lease or as otherwise provided by law.

        13. TAXES AND ASSESSMENTS.

           13.1 Tenant shall pay and discharge as they become due, promptly and before delinquency, all taxes, assessment, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature, and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged, or imposed, or may become a lien or charge on the Premises, or any part thereof, or any improvements now or hereafter thereon, or on Landlord by reason of its ownership of the Premises or any part thereof, during the entire term hereof, saving and excepting only those taxes hereinafter in this Lease specifically excepted. Notwithstanding the foregoing, Tenant shall not be in Default for failure to pay any such tax or other payment until ten
(10) days after receipt of a written bill or statement therefore from Landlord.

           13.2 Specifically and without in any way limiting the generality of the foregoing, Tenant shall pay any and all special assessments or levies or charges made by any municipal or political subdivision for local improvements, and shall pay the same in cash as they shall fall due and before they shall become delinquent and as required by the act and proceedings under which any such assessments or levies or charges are made by any municipal or political subdivision. If the right is given to pay either in one sum or in installments, Tenant may elect either mode of payment subject to Landlord's approval. If by making an election to pay in installments, any of the installments shall be payable after the termination of this Lease or any extended term thereof, the unpaid installments shall be prorated as of the date of termination, and amounts payable after said date shall be paid by Landlord without reimbursement from Tenant. All other taxes and charges payable under this Article 13 shall be prorated as of and payable at the commencement and expiration of the term of this Lease, as the case may be. Landlord shall not during the term of this Lease undertake any action to place any special assessments, levies or charges on the Premises without first obtaining the prior written approval of Tenant, other than those due to Landlord's acquisition of the Real Property and construction of the Premises pursuant to the Work Letter, and other than those imposed by the City of San Jose or other government entity over which Landlord has no control. If Landlord does undertake such action without Tenant's approval, Tenant shall not be required to pay or reimburse Landlord for such special assessments, levies or charges sought by such action.

           13.3 Anything in this Article 13 to the contrary notwithstanding, Tenant shall not be required to pay or reimburse Landlord for any estate, gift, inheritance, succession, franchise, income, excess profits, sales or payroll taxes, or any tax in the nature of a transfer tax arising from the conveyance of the Premises or the recording of a deed of trust or mortgage encumbering the Premises, that may be payable by Landlord or Landlord's legal representative, successors, or assigns.

           13.4 Any and all rebates on account of taxes, rates, levies, charges or assessments paid or reimbursed by Tenant under the provisions of this Lease shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquittances that may be necessary in order to secure the recovery of the rebates, and will pay over to Tenant any rebates that may be received by Landlord.

           13.5 Tenant shall pay before delinquency, without reimbursement or contribution from Landlord, taxes levied against any fixtures, equipment and personal property in or about the Premises, including any and all personal property installed as part of the work required of Landlord under the Work Letter.

           13.6 If Tenant shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid or reimbursed by Tenant, Tenant shall be permitted to do so, and to defer the payment of said tax or charge, the validity or amount of which Tenant is so contesting, until final determination of the contest, by giving to Landlord written notice thereof prior to the commencement of any contest, which shall be at least fifteen (15) days prior to delinquency, and, if requested by Landlord during the last three years of the term, by protecting Landlord on demand by a good and sufficient surety bond against any tax, levy, assessment, rate or governmental charge, and from any costs, penalties, interest, liability, or damage arising out of a contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case, Landlord shall join in the contest or permit it to be brought in Landlord's name so long as Landlord is not required to bear any costs. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.

           13.7 If Tenant shall from time to time desire to seek a reassessment of the Premises for real property tax purposes, Tenant shall be permitted to do so. Landlord shall not be required to join in any such proceeding unless the provisions of any law require that the proceeding to be brought by or in the name of Landlord. In that case, Landlord shall join in the proceeding and permit it to be brought in Landlord's name so long as Landlord is not required to bear any costs.

           13.8 To the extent Tenant fails to make any payment required by this
Article 13 and Landlord does so on Tenant's behalf, Tenant shall reimburse Landlord for the cost thereof pursuant to the provisions of Sections 7.1 and
24.3 of this Lease.



        14. CONDITION OF PREMISES.

           14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the

Premises, or to the work required of Landlord under the Work Letter, except as set forth herein, or with respect to their suitability for the conduct of Tenant's business.

           14.2 Upon Substantial Completion of the Premises, Tenant shall accept the Premises in the condition in which they then exist, and shall waive any right or claim Tenant may have against Landlord for any cause directly or indirectly arising out of the condition or delay in delivery of possession of the Premises, appurtenances thereto, the improvements thereon and the equipment thereof, except for (i) damages in the event of completion delays to the extent of Section 4.4 hereof, (ii) the warranties made by Landlord under Sections 14.4 and 14.5 to the extent thereof, (iii) covenants and representations made by Landlord in Article 39, (iv) the obligation to deliver the Premises lien-free pursuant to Section 35.4, (v) the completion of punch list items relating to the Building Shell and Land Improvements pursuant to the provisions of the Work Letter, and (vi) any other duties or obligations of Landlord arising under the provisions of this Lease and applicable law. Tenant shall thereafter indemnify, defend, protect and hold Landlord harmless from liability, as provided in
Article 20 of the Lease.

           14.3 Tenant's taking possession of the Premises and acceptance of the Premises shall not constitute a waiver of any claims based upon warranty or defect in regard to design, materials, or construction of Landlord's Work under the Work Letter against the design professional, contractor, materialman, manufacturer, or other responsible party (other than Landlord, whose liability is described in Section 14.4 and 14.5 below), nor for failure of any such party (other than Landlord) to comply with all applicable building code requirements, regulations, laws, rules, orders, ordinances, directions, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, nor for failure to comply with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Landlord hereby assigns to Tenant, and Tenant shall have the benefit of, on a non-exclusive basis, any and all warranties with respect to the design, materials and construction of the work required of Landlord under the Work Letter which are assignable to Tenant, together with all other rights and claims it may have against any design professional, contractor, materialman, manufacturer, or other responsible party, or from applicable insurance policies. Landlord and Tenant agree to cooperate with regard to the enforcement of all such warranties, rights and claims. Tenant shall comply with whatever maintenance and similar standards are required to maintain any applicable warranties in affect.

           14.4 Landlord warrants to Tenant that Landlord's Work will be on Substantial Completion built in a good and workmanlike manner and in compliance with the plans and specifications approved under the Work Letter and all applicable building code requirements, laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau.

           14.5 Landlord warrants to Tenant that Landlord's Work will be on Substantial Completion free of patent and latent defects in design, materials and construction.

The warranty given by Landlord in this Section 14.5 shall terminate one (1) year after the recording of the notice of completion of the Premises, except for any breach claimed by Tenant as long as Tenant has notified Landlord in writing of such claim of breach (identifying the breach in reasonable detail) within such one (1) year period. The warranty given by Landlord shall be extended to the extent of any warranty given by a design professional, contractor, materialman, manufacturer, or other responsible party which exceeds one (1) year after the recording of the notice of completion. Notwithstanding the foregoing, (i) Landlord's warranty with regard to latent defects in the design, materials and construction of the parking areas shall not terminate after one (1) year and shall continue for the entire Lease Term and any extensions hereof, and (ii) Landlord's warranty with regard to defects in the design, materials and construction of the roof membranes shall not terminate after one (1) year, but shall terminate ten (10) years after the recording of the notice of completion of the Premises, except for any breach claimed by Tenant as long as Tenant has notified Landlord in writing of such claim of breach (identifying the breach in reasonable detail) within such ten (10) year period.

           14.6 Nothing in this Article 14 shall restrict Tenant's right to pursue remedies against any responsible party other than Landlord. Landlord and Tenant shall cooperate with regard to the repair and replacement of any improvements for which they are responsible from recoveries from any applicable warranty or insurance policy. Any and all warranties set forth in this Article 14 shall survive the expiration or earlier termination of the Lease.

        15. PARKING FACILITIES.

           15.1 Tenant acknowledges that any exterior areas used for Tenant's equipment, equipment enclosures, trash enclosures, mechanical systems, and the like will reduce available parking.

           15.2 Tenant shall not place any equipment, storage containers or any other property on the surface parking area except in accordance with the plans and specification approved pursuant to the Work Letter or as otherwise approved by Landlord, which approval shall not be unreasonably withheld.

        16. UTILITIES AND SERVICES.

           16.1 Tenant shall pay directly to the provider, prior to delinquency, for all water, gas, electricity, telephone, sewer, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon. The cost of installing all utility meters shall be paid by Tenant.

           16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, provided such failure is not due to the gross negligence or willful misconduct of Landlord, and in the event of such failure Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease, and Tenant waives any right to terminate this Lease on account thereof.

        17. ALTERATIONS.

           17.1 Tenant shall make no alterations, additions or improvements (hereinafter in this article, "improvements") in or to the Premises, other than interior non-structural improvements the cost of which does not exceed $50,000, without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall deliver to Landlord final plans and specifications and working drawings for the improvements to Landlord, and Landlord shall have fifteen (15) days thereafter to grant or withhold its consent. If Landlord does not notify Tenant of its decision within the fifteen (15) days, Landlord shall be deemed to have given its approval.

           17.2 If a permit is required to construct the improvements, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten
(10) days of completion of the improvements, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

           17.3 The improvements shall be constructed only by licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. Any such contractor must have in force a general liability insurance policy with commercially reasonable limits, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with the contractor prior to the commencement of construction.

           17.4 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.

           17.5 Tenant covenants and agrees that all work done by Tenant shall be performed in compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Premises within thirty (30) days after completion.

           17.6 Landlord shall make no improvements in or to the Premises without Tenant's prior written consent, and the provisions of this article shall apply to improvements undertaken by Landlord to the same extent as they apply to improvements undertaken by Tenant.

        18. REPAIRS AND MAINTENANCE.

           18.1 Landlord shall, throughout the term of this Lease, at its own cost and expense, and without any cost or expense to Tenant, keep and maintain in good condition and repair the structural components, but not the surface finishes or cosmetic improvements, of (i) the foundations, (ii) structural walls (including responsibility for the watertight integrity of the exterior glazing and framing system), (ii) floors, including the second floor deck, and (iii) structural roof (but excluding the roof membranes) of the Premises (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings). However, Tenant shall take all reasonable precautions to insure that, in accordance with Section 10.6, the second floor deck is not over-loaded with improvements, fixtures or equipment. In addition, Landlord shall, at its own cost and expense, and without any cost or expense to Tenant, promptly repair any patent or latent defects in the design, materials or construction of the work required of Landlord under the Work Letter to the extent of Landlord's warranties in Section 14.4 and 14.5 hereof.

           18.2 Except as otherwise set forth in Sections 18.1 and elsewhere in this Lease, including without limitation Articles 7, 21, 22 and 23, throughout the term of this Lease, at its own cost and expense, and without any cost or expense to Landlord, Tenant shall keep and maintain in good, sanitary and neat order, condition, and repair, the Premises and every part thereof (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), including all improvements, fixtures, equipment and personal property, and all appurtenances thereto, including but not limited to water, gas and electrical distribution systems and facilities, all signs, both illuminated and non-illuminated that are now or hereafter on the Premises, and exterior sidewalks, parking areas, curbs, internal roads, driveways, lighting standards, landscaping, sewers, and drainage facilities.

           18.3 If Landlord fails to make any repairs required of Landlord under this Article 18, and such failure unreasonably interferes with Tenant's use or occupancy of the Premises and continues for more than fifteen (15) days after written notice from Tenant to Landlord demanding performance by Landlord, Tenant may, without waiving or releasing Landlord from any obligation therefore, make such repairs on behalf of Landlord. However, Tenant may not deduct the cost thereof from, or set off the cost against, Basic Annual Rent except in accordance with the provisions of Article 26. Tenant waives Civil Code Sections 1941 and 1942 relating to a landlord's duty to maintain the Premises in a tenantable condition, and under said sections or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense, so that the parties' rights and obligations regarding repairs and maintenance shall be governed by this Article 18, Article 26, and other applicable provisions of this Lease.

           18.4 There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein, provided that Landlord makes commercially reasonable efforts to comply with its repair and replacement obligations under this Article 18 at such times and in such manner as do not unreasonably interfere with Tenant's use or occupancy of the Premises. If repairs or replacements become necessary which by the terms of this Lease are the responsibility of Tenant and Tenant fails to make the repairs or replacements, Landlord may do so pursuant to the provisions of Section 24.3 of this Lease.



        19. LIENS.

           19.1 Tenant shall keep the Premises and every part thereof free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done directly for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof (or within ten (10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

           19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

           19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant's business, should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall upon request of Landlord (i) cause copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to any interest of Landlord, and (ii) cause the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises. Nothing herein shall be deemed to imply any security interest in favor of Landlord in any fixtures or personal property owned by Tenant, or that Tenant may not grant security interests in its property to others. Upon request of Tenant, Landlord shall execute documents in a form reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in any fixtures or personal property owned by Tenant which Tenant has the right to remove.

        20. INDEMNIFICATION AND EXCULPATION.

           20.1 Except to the extent of Landlord's indemnity obligations set forth in Sections 20.2 and 21.6 and other applicable provisions of the Lease, Tenant agrees to indemnify Landlord, and its partners and affiliates, and their respective shareholders, directors, officers, agents, contractors (and their subcontractors) and employees (collectively, "Landlord's Agents") against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease to the extent of proceeds of insurance required to be maintained by Tenant under this Lease and applicable deductibles,
(ii) Tenant's use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, and (iii) any act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors (and their subcontractors), invitees and subtenants. Tenant's obligation under this Section 20.1 shall survive the expiration or earlier termination of the term of this Lease.

           20.2 Landlord agrees to indemnify Tenant, and its partners and affiliates, and their respective shareholders, directors, officers, agents, contractors (and their subcontractors) and employees (collectively, "Tenant's Agents") against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property by Landlord and arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease to the extent caused by the willful misconduct or gross negligence of Landlord or Landlord's Agents, (ii) Landlord's repairs, maintenance, and improvements of the Premises, and (iii) any act or omission of Landlord or Landlord's Agents (including servants, contractors and their subcontractors and invitees). Landlord's obligation under this Section
20.2 shall survive the expiration or earlier termination of the term of this Lease.

           20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever (including any personal property installed as part of the work required of Landlord under the Work Letter), and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, unless caused by Landlord's or Landlord's Agents' willful misconduct or gross negligence.

           20.4 The indemnity obligations of both Landlord and Tenant under this
Section 20 shall be satisfied to the extent of proceeds of applicable insurance maintained by Tenant to the extent thereof, and thereafter to proceeds of any applicable insurance maintained by Landlord; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not satisfied by proceeds of applicable insurance as set forth above.

           20.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

        21. INSURANCE - WAIVER OF SUBROGATION.

           21.1 Commencing prior to Tenant's first entry onto the Premises for purposes of constructing Tenant's Improvements, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant's expense and without any cost or expense to Landlord, or any reimbursement or contribution by Landlord, commercial general liability insurance, on an occurrence basis (or on a claims made basis as long as Tenant makes adequate arrangements for claims made after the expiration of the term or earlier termination of the Lease for occurrences during the term of the Lease), insuring Tenant and Tenant's agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $3,000,000.00 and a general aggregate limit of $3,000,000.00. Such insurance shall: (i) name Landlord, and Landlord's lenders if required by such lenders, and any management company retained to manage the Premises if requested by Landlord, as additional insureds; (ii) include a broad form contractual liability endorsement insuring Tenant's indemnity obligations under Section 20.1; (iii) include boiler and machinery liability endorsement, and a products completed operations coverage endorsement; (iv) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord's lenders, which shall be excess insurance with respect only to losses arising out of Tenant's negligence; and (v) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds.

           21.2 At all times during the term of this Lease, Tenant shall also maintain "all risk" insurance, including, but not limited to, coverage against loss or damage by fire, flood, vandalism, and malicious mischief covering the Premises and all improvements and fixtures therein, whether owned by Landlord or Tenant, and all other improvements and fixtures that may be constructed or installed on the Premises, in an amount equal to one hundred percent (100%) of the full replacement value thereof, subject to commercially reasonable premiums and deductibles. The parties acknowledge that Landlord's investment in the Premises is limited to the Real Property, Land Improvements and Building Shell only and that Tenant, with its own funds, will construct Tenant's Improvements and all other improvements in the Building other than the Building Shell. Landlord and Tenant desire that neither Landlord, any lender of Landlord, nor any other person or entity have any interest in any insurance proceeds attributable to Tenant's Improvements and/or any other improvements constructed by Tenant at its sole cost and that Tenant have exclusive control over any such proceeds (subject to any obligation of Tenant to use proceeds for repairs and reconstruction as set forth herein). To this end, Tenant shall have the right to satisfy its obligations under this section 21.2 by insuring the Land Improvements and Building Shell and all other building improvement under one policy of insurance or separately under one or more policies and such policy or policies shall provide that neither Landlord, any Lender of Landlord, nor any other person or entity shall have any interest in, or have the right to exercise any control over, any insurance proceeds attributable to any improvements other than the Land Improvements and the Building Shell and any other improvements constructed by Landlord at its sole cost (subject to any obligation of Tenant to use proceeds for repairs and reconstruction as set forth herein). In addition, Tenant shall maintain, to the extent it is reasonably available, earthquake insurance, covering such losses and subject to premiums and deductibles as are commercially reasonable and comparable to such insurance covering similar buildings in the San Jose area. If any boilers or other pressure vessels or systems are installed on the Premises, Tenant shall maintain boiler and machinery insurance in an amount equal to one hundred percent (100%) of the full replacement value thereof, subject to commercially reasonable deductibles. The insurance described in this Section 21.2 shall: (i) with regard to the policy insuring the Land Improvements and Building Shell only (or, if only one policy insures the Land Improvements, Building Shell and all other elements of the Building, including, without limitation, Tenant's Improvements, then with regard to the portion of the policy insuring the Land Improvements and Building Shell or any proceeds payable on account thereof), name Landlord and Landlord's lenders as additional insureds; (ii) with regard to the policy insuring the Land Improvements and Building Shell only (or, if only one policy insures the Land Improvements, Building Shell and all other elements of the Building, including, without limitation, Tenant's Improvements, then with regard to the portion of the policy insuring the Land Improvements and Building Shell or any proceeds payable on account thereof), contain a Lender's Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord's lenders and name Landlord, or Landlord's lender if required by such lender, as the loss payee (subject to the obligation to use proceeds for repairs and reconstruction as set forth herein); (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; (iv) include a building ordinance endorsement, an agreed amount endorsement and an inflation endorsement; and (v) provide that it is noncontributing with any insurance maintained by Landlord, and shall be excess insurance to that maintained by Landlord. The full replacement value of the Building, improvements and fixtures insured thereunder shall be determined by the company issuing the insurance policy and shall be redetermined by said company within twelve (12) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three (3) years. Tenant shall increase the amount of the insurance carried pursuant to this Section 21.2 to the amount so redetermined. The proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises and other improvements and fixtures insured thereunder, as further provided in Article 22; provided, however, if this Lease is terminated after damage or destruction, all proceeds of the insurance policy or policies related to such damage or destruction, and the right to collect such proceeds, shall be allocated as follows: (i) Landlord shall be entitled to all proceeds allocable to the Building Shell and Land Improvements, and (ii) (a) if Landlord terminates the Lease, Tenant shall be entitled to all proceeds attributable to Tenant's Improvements and any alterations, additions, and/or improvements subsequently made by Tenant, and (b) if Tenant terminates the Lease, Tenant shall be entitled to the proceeds attributable to Tenant's Improvements and any alterations, additions, and/or improvements subsequently made by Tenant to the extent of the unamortized value of Tenant's Improvements, alterations, additions and/or improvements based upon the cost to construct the same and an amortization period equal to the initial Lease Term. Any deed of trust affecting the Premises and all loan documentation relating thereto shall provide that all insurance proceeds shall be used for the repair and reconstruction of the Premises pursuant to the terms hereof, and shall not conflict with the provisions of this Lease concerning the disposition of insurance proceeds.

           21.3 At all times during the term of this Lease, Tenant shall maintain workers' compensation insurance in accordance with California law and employers' liability insurance with a limit of not less than that required by California law.

           21.4 All of the policies of insurance referred to in this Article 21 shall be written by companies authorized to do business in California and rated A+VII or better in Best's Insurance Guide, except as otherwise reasonably approved by Landlord. Each insurer referred to in this Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord's lenders if required by such lenders, at least ten (10) days' prior written notice by registered mail before the applicable policy shall be cancelled for non-payment of premium, and thirty (30) days' prior written notice by registered mail before the applicable policy shall be cancelled or altered in coverage, scope, amount or other material term for any other reason (although any failure of an insurer to give notice as provided herein shall not be a breach of this Lease by Tenant). Except as otherwise provided in this Lease, Tenant shall pay all of the premiums for such insurance and all deductible amounts provided for thereunder. No policy shall provide for a deductible amount in excess of that which is commercially reasonable, unless approved in advance in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall deliver to Landlord, and to Landlord's lenders if required by such lenders, copies of the insurance policies, certified by the insurer, or certificates evidencing such insurance policies, issued by the insurer, together with evidence of payment of the required premiums, prior to the required date for commencement of such coverage. At least thirty (30) days prior to expiration of any such policy, Tenant shall deliver to Landlord, and Landlord's lenders if required by such lenders, a certificate evidencing renewal, or a certified copy of a new policy or certificate evidencing the same, together with evidence of payment of the required premiums. If Tenant fails to provide to Landlord any such policy or certificate by the required date for commencement of coverage, or within fifteen
(15) days prior to expiration of any policy, or to pay the premiums therefor when required, Landlord shall have the right, but not the obligation, to procure said insurance and pay the premiums therefor. Any premiums paid by Landlord shall be repaid by Tenant to Landlord with the next due installment of rent, and failure to repay the same shall have the same consequences as failure to pay any installment of Rent.

           21.5 Tenant may provide the property insurance only required under this Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Tenant; provided, however, that the amount and type of coverage afforded to the Landlord shall not be reduced or adversely affected from that which would exist under a separate policy or policies meeting all of the requirements of this Lease by reason of the use of a blanket policy of property insurance, and provided further that the requirements of this Article 21 are otherwise satisfied.

           21.6 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, partners, employees, agents, subtenants, contractors and representatives of the other, on account of loss or damage to property occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is caused by or results from risks insured against under any insurance policy which insures such waiving party at the time of such loss or damage (or which would have been insured against under a policy of insurance required to be carried by such waiving party under this Lease had such waiving party carried such insurance), which waiver shall continue in effect as long as the parties' respective insurers permit such waiver under the terms of their respective insurance policies or otherwise in writing. Any termination of such waiver shall be by written notice as hereinafter set forth. Prior to obtaining policies of insurance required or permitted under this Lease, Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall use its best efforts to cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or
(ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the mutual waiver set forth above shall not be operative, and the party seeking to obtain the policy shall be relieved of the obligation to obtain the insurer's written approval and waiver of subrogation with respect to such policy during such time as such policy is not obtainable or is obtainable only upon payment of a commercially unreasonable additional premium as described above. If such policies shall at any subsequent time be obtainable or obtainable upon payment of a commercially reasonable additional premium, neither party shall be subsequently liable for failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.9, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

           21.7 Any property management firm retained by Landlord to manage the Premises shall be required to maintain commercial general liability insurance with such limits of liability as are commercially reasonable naming Tenant as an additional insured.

           21.8 It is understood and agreed that insurance policies required under this Article 21 may be blanket policies covering other locations operated by Landlord or Tenant, or by their affiliates or subsidiaries, subject to the reasonable approval of the other party.

           21.9 Notwithstanding anything in this Section 21 or 22 to the contrary, in the event damages attributable to uninsured losses and deductibles relating to earthquake and flood losses exceed twenty percent (20%) of the replacement cost of the Premises, either Landlord or Tenant may terminate this Lease in the manner and within the time periods set forth in Article

22. In the event damages attributable to uninsured losses and deductibles relating to earthquake and flood losses do not exceed twenty percent (20%) of the value of the Premises, or if they do and neither party elects to terminate this Lease, Tenant shall pay for one-seventeenth (1/17th) of fifty percent (50%) of the loss or deductible for each year remaining in the initial term and first extension period, and Landlord shall pay the balance. Tenant shall not be required to pay any deductible amount under any policy of insurance if either Landlord or Tenant terminate this Lease in accordance with its terms.

        22. DAMAGE OR DESTRUCTION.

            22.1 In the event of damage to or destruction of all or any portion of the Premises or the improvements and fixtures thereon (collectively in this Article 22, "improvements") arising from a risk covered by the insurance described in Section 21.2, Landlord shall, with the use of the insurance proceeds and any deductibles payable by Tenant, and within a reasonable time, commence and proceed diligently to repair, reconstruct and restore (collectively in this Article 22, "restore" or "restoration") such improvements to substantially the same condition as they were in immediately prior to the casualty, whether or not the insurance proceeds and deductibles are sufficient to cover the actual cost of restoration, and this Lease shall continue in full force and effect notwithstanding such damage or destruction. Subject to the limitations and rights set forth in Section 21.8 hereof, Landlord shall contribute any amounts necessary to restore the Land Improvements and Building Shell in excess of the proceeds of insurance attributable thereto and applicable deductibles, and Tenant shall contribute any amounts necessary to restore Tenant's Improvements in excess of the proceeds of insurance attributable thereto together with any applicable deductibles.

            22.2 In the event of damage to or destruction of all or any portion of the improvements arising from a risk which is not covered by the insurance described in Section 21.2, Landlord may elect to restore the improvements, and this Lease shall continue in full force and effect. Landlord shall give Tenant written notice of its election to restore the improvements within sixty (60) days after the damage or destruction occurs, and shall, at its expense and within a reasonable period of time thereafter, commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty. If Landlord does not elect to restore the improvements within such 60-day period, then this Lease shall terminate unless Tenant delivers to Landlord written notice of its election to continue this Lease within thirty (30) days thereafter. If Tenant elects to continue this Lease, Tenant shall, at its expense and within a reasonable period of time, commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty, and this Lease shall continue in full force and effect notwithstanding such damage or destruction. Notwithstanding anything to the contrary in this Section 22.2, the rights and obligations of Landlord and Tenant under this Section 22.2 shall be subject to the terms and conditions of Section 21.8.

            22.3 Notwithstanding anything in Section 22.1 or 22.2 to the contrary, if, in the opinion of an independent architect selected by Landlord and Tenant, the damage or destruction is so substantial that it cannot be corrected within eight (8) months of the date of damage, Tenant may elect to terminate this Lease by delivering to Landlord written notice of its election to terminate within thirty
(30) days after the damage or destruction.

            22.4 In the event the Lease is terminated in accordance with the forgoing provisions, (i) Tenant shall surrender possession of the Premises within a reasonable period of time, (ii) this Lease shall terminate as of the date possession of the Premises is surrendered, (iii) insurance proceeds shall be distributed in accordance with the provisions of Section 21.2, and (iv) the parties shall be released from all obligations arising under this Lease after such termination date.

            22.5 In satisfying any restoration obligations under this Article 22, neither party shall be required to restore improvements with improvements identical to those which were damaged or destroyed; rather, with the consent of the other party, which consent will not be unreasonably withheld, the restoring party may restore the damage or destruction with improvements reasonably equivalent to those damaged or destroyed. In no event shall Tenant be required to restore its own trade fixtures or equipment.

            22.6 In the event of damage, destruction and/or restoration as herein provided, there shall be no abatement of Rent, and Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration.

            22.7 Notwithstanding anything to the contrary contained in this Lease, if the damage or destruction occurs during the last year of the term or any extended term of this Lease, Tenant shall not be required to repair the damage or destruction so long as it tenders to Landlord the insurance proceeds and applicable deductibles for restoration which would otherwise been required under this Article 22.

            22.8 The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder.

            22.9 Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) or any similar statute now existing or hereafter adopted governing destruction of the Premises, so that the parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

        23. EMINENT DOMAIN.

            23.1 In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. The condemnation proceeds shall be reasonably allocated to Tenant to the extent of its trade fixtures, the value of any improvements (as that term is referred to in Article 17, including, without limitation, Tenant's Improvements constructed by Tenant pursuant to the Work Letter) which Tenant has the right to remove from the Premises, the unamortized value allocable to the remainder of the term of this Lease of any improvements (as that term is referred to in Article 17 hereof, including, without limitation, Tenant's Improvements constructed by Tenant pursuant to the Work Letter) installed at Tenant's expense which are not removable, good will, and moving expenses, and Landlord shall be entitled to any condemnation proceed attributable to the Real Property, the Land Improvements, the Building Shell, the value of any improvements not allocated to Tenant above, and any severance damages.

            23.2 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant's use and occupancy of, and conduct of its business from, the Premises, including but not limited to materially affecting Tenant's parking or Tenant's ingress and egress from the Premises, unless Landlord provides reasonable alternatives thereto acceptable to Tenant. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both. Termination pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority. In the event of a partial taking and whether or not Tenant terminates this Lease, Tenant and Landlord shall be entitled to those condemnation proceeds attributable to those items for which they are entitled to compensation pursuant to Section 23.1 (excluding moving expenses).

            23.3 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the remaining portion of the Premises, and all improvements and fixtures located thereon, to substantially their same condition prior to such partial taking. Landlord shall contribute any amount necessary for restoration of Landlord's Work described in the Work Letter in excess of the condemnation proceeds awarded for such purpose, and Tenant shall contribute any amount necessary for restoration of Tenant's Improvement Work described in the Work Letter in excess of the condemnation proceeds awarded for such purposes. Basic Annual Rent shall be abated proportionately on the basis of the rental value of the Premises, including improvements and fixtures, as restored after such taking compared to the rental value of the Premises prior to such taking.

            23.4 The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder.

        24. DEFAULTS AND REMEDIES.

            24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within fifteen (15) days of the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the lesser of
(i) ten percent (10%) per annum or (ii) the maximum rate permitted by law.

            24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

            24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for fifteen (15) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use or efficient operation of the Premises, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

            24.4 The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

                 (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

                 (b) The failure by Tenant to observe or perform any material obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

                 (c) Tenant makes an assignment for the benefit of creditors;

                 (d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                 (e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                 (f) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

                 (g) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety
(90) days of the action.

                 Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

            24.5 In the event of a Default by Tenant, and at any time thereafter while such Default is continuing, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property by any lawful means, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, subject to the rights of personal property lessors or secured parties with validly granted and duly perfected ownership or security interests in any such property. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                 (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                 (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                 (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                 (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom; plus

                 (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                 As used in Subsections (a), (b) and (c), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determined. As used in Subsections (a) and (b), the "worth at the time of award" shall be computed by allowing interest at the rate specified in
Section 24.1. As used in Subsection (c) above, the "worth at the time of award" shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

                 Nothing in this Section 24.4 is intended to increase or enlarge the damages recoverable by Landlord under Section 1951.2 of the Civil Code, as same may be amended from time to time.

            24.6 If Landlord does not elect to terminate this Lease as provided in Section 24.5 or otherwise terminate Tenant's right to possession of the Premises, Landlord shall have the remedy described in Section 1951.4 of the Civil Code. Landlord may continue the lease in effect for so long as Landlord does not terminate Tenant's right to possession of the Premises, and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

            24.7 Notwithstanding anything herein to the contrary, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease, shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease or terminates Tenant's right to possession of the Premises, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

            24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

            24.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered or taken by Landlord.

            24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

            24.11 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished and shall offer such beneficiary and/or mortgagee a reasonable opportunity to cure the default.

        25. ASSIGNMENT OR SUBLETTING.

            25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

            25.2 If Tenant desires to sublet all or any part of the Premises, or to assign this Lease, to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, or to a parent, subsidiary, or other affiliate of Tenant, provided that the subtenant or assignee first executes, acknowledges and delivers to Landlord an agreement whereby the subtenant or assignee agrees to be bound by all of the covenants and agreements in this Lease to the extent relating to the unexpired term of the Lease and, in the event of a sublease, the portion of the Premises so sublet, then Landlord upon receipt thereof will consent to the sublease or assignment.

            25.3 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises to an assignee other than one set forth in

Section 25.2, then at least fifteen (15) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.

            25.4 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the reputation of a proposed successor, the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), and any use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within fifteen (15) days following receipt of the Assignment Notice and the information required under Section 25.3, Landlord shall be deemed to have approved the request. In no event shall Landlord be deemed to be unreasonable for declining to consent to a transfer to a successor of poor reputation, lacking financial qualification, seeking a change in use which would involve the generation, storage, use, treatment or disposal of Hazardous Materials in any manner for a purpose prohibited by any applicable Law, so long as Landlord is reasonable in making its determination based on such factors. As a condition to any assignment or sublease to which Landlord has given consent, any such assignee or sublessee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee or sublessee agrees to be bound by all of the covenants and agreements in this Lease to the extent relating to the unexpired term of the Lease and, in the event of a sublease, the portion of the Premises so sublet.

            25.5 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with the provisions of this
Article 25 shall be void.

            25.6 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

            25.7 If Tenant shall sublet the Premises or any part thereof Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises and Landlord as assignee, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of a Default in the payment of Basic Annual Rent by Tenant, Tenant shall have the right to collect such rent.

            25.8 Notwithstanding any subletting or assignment Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. Landlord shall not unreasonably withhold consent to an assignment back to the original Tenant hereunder from a subsequent assignee.

            25.9 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord's sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant's request provide any subtenant of the entirety of the Premises with a recognition and nondisturbance agreement in the form set forth in Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on exactly the same terms and conditions as this Lease.

        26. ARBITRATION - ATTORNEY'S FEES.

            26.1 In the event Tenant claims a breach of this Lease by Landlord, Tenant may demand arbitration of the claim before a panel of three arbitrators, one appointed by Tenant, one appointed by Landlord, and the third selected by the two arbitrators so appointed. In the event arbitration is demanded by Tenant, Landlord may, but shall not be required to, include in the arbitration any other claims or disputes arising from or related to this Lease. The arbitrators shall be instructed to conclude the arbitration within ninety (90) days of the time the claim is submitted to arbitration. Notwithstanding the provisions of Section 5.3, Tenant may deduct from or set off against Rent the amount of any final award of the arbitrators in favor of Tenant, even if the award is appealed by Landlord (but subject to Landlord's right to collect the amount deducted or set off in the event the appeal is successful). The remedy described in this Section 26.1 is optional only and nothing contained herein shall be construed as a waiver of any other remedy that Tenant may have at law or equity.

            26.2 If either party commences an arbitration, action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, expert witness fees and costs of suit or arbitration.

        27. BANKRUPTCY.

            27.1 In the event a debtor or trustee under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the Bankruptcy Court:

                 (a) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance;

                 (b) A cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease;

                 (c) The credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court; and

                 (d) The assumption or assignment of all of Tenant's interest and obligations under this Lease.

        28. DEFINITION OF LANDLORD.

            28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

            28.2 Notwithstanding the foregoing, the term "Landlord" shall include the Landlord herein named with regard to (i) construction of the work required by Landlord under the Work Letter pursuant to Sections 4.1 hereof, (ii) damages in the event of completion delays to the extent of Section 4.4 hereof,
(iii) the warranties made by Landlord under Sections 14.4 and

14.5 to the extent thereof, (iv) covenants and representations made by Landlord in Article 39, (v) the obligation to deliver the Premises lien-free pursuant to
Section 35.4, (vi) the completion of punch list items relating to the Building Shell and Land Improvements pursuant to the provisions of the Work Letter, and
(vii) any other duties or obligations of Landlord arising under the provisions of this Lease and applicable Law.

        29. ESTOPPEL CERTIFICATE.

            29.1 Each party shall, within fifteen (15) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party's knowledge, any uncured defaults on the part of Landlord or Tenant hereunder (or specifying such defaults if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon.

        30. REMOVAL OF PROPERTY.

            30.1 Except as provided below, all fixtures and personal property owned by Tenant (but excluding any property specifically described in Section
30.2 even if it would otherwise be defined as a fixture) shall be and remain the property of Tenant, and may be removed by Tenant at the expiration of the term of this Lease, or at such earlier time as Tenant is not in default hereunder.

            30.2 All fixtures and improvements provided by Landlord under the Work Letter, and all other improvements, additions, alterations, and decorations constructed or installed by Tenant that are of general utility to the operation of the Building (but excluding trade fixtures and personal property owned by Tenant unless specifically described below) attached to or built into the Premises shall be deemed real property and shall become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof, including, without limiting the generality of the foregoing, walls, partitions and related coverings; flooring and floor coverings; ceilings; insulation; doors, frames and related hardware; built-in cabinet work and paneling; lighting fixtures; built-in security systems; fire sprinkler system; lobbies; rest rooms; mechanical (HVAC) system, including central plant and controls, and including equipment, screens and enclosures; environmental control and monitoring systems; telephone, electrical and other wires and cabling; elevator and related components; plumbing system and fixtures; and electrical and other utility systems and components thereof and appurtenances thereto. Tenant shall have the right to remove any improvement, addition, alteration, decoration and/or trade fixture that is not of general utility to the operation of the Building and/or that is used in the operation of Tenant's business so long as any damage caused by such removal is repaired, including, without limitation, the following: (1) antenna farm; (ii) environmental chambers in manufacturing areas; (iii) special audio-visual cabinets; (iv) up-graded interior office doors (provided, Tenant replaces such doors with standard doors); (v) fencing in stock room area or other areas;
(vi) hoist; (vii) power equipment that extends from the tray to the manufacturing floor; (viii) air compressor; and (ix) special sound equipment in exercise room. Tenant shall not be required to remove any of such property from the Premises or restore the Premises except as set forth in Section 30.3.

            30.3 Notwithstanding Sections 30.1 hereof, Tenant may not remove any property if such removal would cause material damage to the Premises, unless such damages can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant's removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant (or after they were altered as allowed by Article 17, and excepting Tenant's Improvements and subject to the provisions of Articles 22 and 23), reasonable wear and tear excepted. At a minimum, Tenant shall leave in place and repair any damage to the interior floors, walls and ceilings of the Premises. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof.

            30.4 If Tenant shall fail to remove any fixtures or personal property which it is entitled to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may dispose of the property under the provisions of Section 1980 et seq. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law.

        31. LIMITATION OF LANDLORD'S LIABILITY.

            31.1 Except as set forth in Section 31.4, if Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of insurance proceeds, rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises.

            31.2 Neither Landlord nor Landlord's Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

            31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

            31.4 Notwithstanding the foregoing, the Landlord herein named shall remain liable or responsible for (i) construction of the work required by Landlord under the Work Letter pursuant to Sections 4.1 hereof, (ii) damages in the event of completion delays to the extent of Section 4.4 hereof, (iii) the warranties made by Landlord under Sections 14.4 and 14.5 to the extent thereof,
(iv) covenants and representations made by Landlord in Article 39, (v) the obligation to deliver the Premises lien-free pursuant to Section 35.4, (vi) the completion of punch list items relating to the Building Shell and Land Improvements pursuant to the provisions of the Work Letter, and (vii) any other duties or obligations of Landlord arising under the provisions of this Lease and applicable law.

        32. [INTENTIONALLY LEFT BLANK].

        33. QUIET ENJOYMENT.

            33.1 So long as Tenant is not in Default, Tenant may peaceably and quietly have, hold, use, occupy and enjoy the Premises during the term and any extended term of this Lease.

        34. QUITCLAIM DEED.

            34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises or other document in recordable form suitable to evidence of record termination of this Lease and the right of first refusal and option contained herein.

        35. SUBORDINATION AND ATTORNMENT.

            35.1 Unless the mortgagee or beneficiary elects otherwise at any time prior to or following a default by Tenant, this Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Premises or any portion thereof, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, provided that the lienholder, beneficiary, or mortgagee executes and delivers to Tenant a non-disturbance, attornment, and subordination agreement ("Non-Disturbance Agreement") in recordable form, in the form as the lienholder, beneficiary, or mortgagee may reasonably request and is approved by Tenant, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not in Default hereunder, Landlord's and Tenant's rights and obligations hereunder (including the use of insurance proceeds as set forth herein) shall remain in force and Tenant's right to possession shall be upheld. Each Non-Disturbance Agreement shall provide for use of insurance proceeds as set forth in Article 21 of this Lease.

            35.2 Notwithstanding the foregoing, Tenant shall upon request of Landlord promptly execute and deliver such further instrument or instruments reasonably required by Landlord and reasonably acceptable to Tenant evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be required by Landlord, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a Non-Disturbance Agreement in recordable form. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request.

            35.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the Non-Disturbance Agreement.

            35.4 Landlord represents that there are no mortgages or deeds of trust encumbering the Premises, nor will there be any mortgages or deeds of trust encumbering the Premises, with interests which will be superior to Tenant's leasehold, on the date a memorandum of the Lease is duly recorded in the Official Records of Santa Clara County, other than those interests for which Tenant has been provided a Non-Disturbance Agreement. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to insure that the Premises are free of material and mechanics' liens on account of the work required of Landlord under the Work Letter as soon as is reasonably practical after Tenant occupies the Premises. At the request of Tenant, Landlord shall provide such documentation as may be reasonably requested by a title company for the purpose of allowing the leasehold policy to be issued without listing any such liens as exceptions, so long as Landlord incurs no expense therefor. In any event, however,

Landlord shall insure such a policy without exceptions for such liens may be issued no later than six (6) months from the Substantial Completion of the Premises.

        36. SURRENDER.

            36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

            36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

        37. WAIVER AND MODIFICATION.

            37.1 No provision of this Lease may be waived, modified, amended or added to except by an agreement in writing. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

        38. WAIVER OF JURY TRIAL AND COUNTERCLAIMS.

            38.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

        39. HAZARDOUS MATERIAL.

            39.1 Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to Tenant's receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as hereinafter defined in Section 39.12 hereof) in or about the Premises. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Premises by duly licensed carriers.

            39.2 Tenant shall promptly provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof.

            39.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord's Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant's (or from Tenant's Agents, assignees, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, discharge, release, disposal of Hazardous Material in, upon or about the Premises, including without limitation (i) damages for the loss or restriction on use of any portion or amenity of the Premises, (ii) damages arising from any adverse impact on marketing of space in the Building, and (iii) reasonable consultant fees, expert fees, and attorneys' fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant on the same basis as above for all other claims which arise from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises (subject to applicable insurance, if any, required to be maintained by Tenant under this Lease).

            39.4 The indemnification pursuant to the preceding Section 39.3 includes, without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises results in any contamination of the Premises, or underlying soil or groundwater, the party responsible therefore under Section
39.3 shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material, provided that the other party's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, except that the responsible party shall not be required to obtain the other party's prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority.

            39.5 Landlord acknowledges that it is not the intent of this Article 39 to prohibit Tenant from operating its business as described in Article 10 or to unreasonably interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present in or upon the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Material on the Premises ("Hazardous Material Summary") and a copy of the Hazardous Material business plan prepared pursuant to Health and Safety Code
Section 25500 et seq. At Landlord's request, and at reasonable times, Tenant shall make available to Landlord the latest available Hazardous Materials Summary and true and correct copies of the following documents (hereinafter referred to as the "Hazardous Material Documents") relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans; notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided said installation of tanks shall be permitted only after Landlord has given Tenant its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or about the Premises for the closure of any such tanks. Tenant shall not be required, however, to provide Landlord with that portion of any document which contains information of a proprietary nature and which, in and of itself, does not contain a reference to any Hazardous Material which are not otherwise identified to Landlord in such documentation, unless any such Hazardous Material Document names Landlord as an "owner" or "operator" of the facility in which Tenant is conducting its business. It is not the intent of this subsection to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. Landlord shall treat all information furnished by Tenant to Landlord pursuant to this Section 39.5 as confidential and shall not disclose such information to any person or entity without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, except as required by law.

            39.6 Notwithstanding other provisions of this Article 39, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article 24, in the event that
(i) Tenant's use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law,
(ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises, unless Tenant is diligently seeking compliance with such enforcement order.

            39.7 Notwithstanding the provisions of Article 25, if any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any



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applicable law, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

            39.8 Landlord represents that, to the best of its knowledge, as of the date of this Lease and as of the Term Commencement Date, there is no Hazardous Material on the Premises, and will deliver to Tenant a certification to that effect promptly upon the Term Commencement Date. Landlord shall at its expense provide Tenant with a Phase I Environmental Site Assessment as of the Term Commencement Date. In addition, Landlord may at its expense also provide Tenant with a Phase II Environmental Site Assessment as of the Term Commencement Date. Should either assessment disclose the presence of Hazardous Material, Landlord shall remedy the problems to Tenant's reasonable satisfaction, and shall cause a further update of the Phase I and any Phase II Environmental Site Assessment to be issued reflecting the remedy therein. The Phase I and any Phase II Environmental Site Assessments and all updates thereto are hereinafter referred to as the "Base Line Report."

            39.9 At any time prior to the expiration or earlier termination of the term of the Lease, Landlord shall have the right to enter upon the Premises at all reasonable times and at reasonable intervals in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant's records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination is the responsibility of Tenant under Section 39.3. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 39.

            39.10 Tenant shall at its own expense cause a Phase I environmental site assessment of the Premises to be conducted and a report thereof delivered to Landlord upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as the Base Line Report as is necessary to identify any impact on the Premises Tenant's operations might have had. Should the assessment disclose the presence of Hazardous Material, Tenant shall, prior to the expiration of this Lease, remedy the problems for which it is responsible under Section 39.3 to the extent required by applicable law, and shall cause a further update of the environmental site assessment to be issued reflecting the remedy therein. The assessment and all updates thereto are hereinafter referred to as the "Exit Report." This Article 39 is the exclusive provision in this Lease regarding clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises, and the provisions of Article 18 (Repairs and Maintenance) shall not apply thereto.

            39.11 Landlord's and Tenant's obligations under this Article 39 shall survive the termination of the Lease.

            39.12 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous



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


Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25515, 25117 or 25122.7, or listed pursuant to
Section 25140, of the California Health and Safety Code, Division 20, Chapter
6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under
Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or
(x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et. seq. (42 U.S.C. Section 9601).

        40. OPTIONS TO EXTEND.

            40.1 Landlord grants to Tenant two (2) options to extend the term of this Lease for (5) years each under the same terms and conditions existing in the original Lease except as set forth in this Article 40. Basic Annual Rent shall be adjusted on the first day of the first extension term to an amount equal to the fair market rental value of the Premises as if in shell condition only (as more particularly described in Section 40.4) as of the commencement of the first extension term, but in no event less than the average Basic Annual Rent payable during the initial term. Basic Annual Rent shall be adjusted on the first day of the second extension term to an amount equal to the fair market rental value of the Premises as if in shell condition only (as more particularly described in Section 40.4) as of the commencement of the second extension term, but in no event less than the average Basic Annual Rent payable during the first extension term. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord no later than eight (8) months prior to the end of the original term or the first extension term, as the case may be. The second extension option shall lapse and have no further force or effect if the first extension option is not exercised.

            40.2 Landlord shall obtain at its expense and deliver to Tenant an independent appraisal of the fair market rental value of the Premises as if in shell condition only as of the commencement of each extension term. Following its receipt of Landlord's appraisal, Tenant may elect to obtain at its expense and deliver to Landlord a second independent appraisal of the fair market rental value of the Premises as if in shell condition only as of the commencement of the extension term. If Tenant elects not to obtain a second appraisal, Landlord's appraisal shall be conclusive. If Tenant's appraisal is no more than five percent (5%) less than Landlord's appraisal, the fair market rental value of the Premises as if in shell condition only shall be the arithmetic average of the two appraisals. If Tenant's appraisal is more than five percent (5%) less than Landlord's appraisal, the two appraisers shall appoint a third appraiser to appraise the fair market rental value of the Premises as if in shell condition only as of the commencement of the extension term, and the fair market rental value of the Premises as if in shell condition only shall be the arithmetic average of the two appraisals closest in their determination of fair market rental value. Landlord and Tenant shall bear equally the expense of the third appraiser.

            40.3 All appraisers appointed hereunder shall have at least ten (10) years' experience in the appraisal of commercial/industrial real property in the San Jose area and shall be members of professional organizations such as the American Appraisal Institute with a designation of MAI or equivalent.

            40.4 The parties acknowledge that Landlord will construct at its expense the Building Shell and Land Improvements only (as described in the Work Letter and Exhibits "A-1" and "A-2" attached thereto) and that Tenant, at its sole cost and expense, will construct Tenant's Improvements (as described in the Work Letter) which consist of all mechanical equipment, interior partitions, floor and wall coverings, lighting fixtures, and all other improvements in the Premises other than the Building Shell and Land Improvements. The initial Basic Annual Rent payable as of the initial Term Commencement Date was based only upon Landlord's investment in the Building Shell and Land Improvements (and the Land itself), and did not, nor was it intended, to provide Landlord with a return based upon the cost or value added by Tenant's Improvements. It is the intention of the parties that Basic Annual Rent for the extended terms shall be based only upon Landlord's investment in the Building Shell and Land Improvements (and the Land itself), and shall not reflect a return for or investment in Tenant's Improvements. Accordingly, as used herein, the term "fair market rental value of the Premises as if in shell condition only" shall mean the price that a ready and willing tenant would pay, as of the commencement of the extension term in question, as Basic Annual Rent, to a ready and willing landlord, for the Building Shell and Land Improvements only, assuming that Tenant's Improvements did not exist in the Premises, that the landlord would provide no tenant improvement allowance for the improvement of the Building Shell, and that the tenant would be solely responsible for constructing at its cost all mechanical equipment, interior partitions, and other tenant improvements necessary to operate the Premises for the uses being conducted by Tenant as of the commencement of the extension term in question. In addition, such fair market rental value shall be based upon the assumption that the term of the extension is for five (5) years and shall be on all other terms set forth in the Lease (other than the amount of Basic Annual Rent and annual rental adjustments), determined as if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property is then being used.

            40.5 Any increase or decrease in Basic Annual Rent under this
Article 40 which is not determined until after the effective date of the increase shall nevertheless be retroactive to the effective date; Tenant shall pay any such retroactive increase with the installment of Rent next due, and Landlord shall promptly reimburse Tenant an amount equal to any such retroactive decrease. The parties hereto understand that any increase or decrease in Basic Annual Rent shall necessarily increase or decrease the management fee payable under



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


Section 7.1(ii) which is calculated as a percentage of Basic Annual Rent.

            40.6 Basic Annual Rent as of the commencement of each extension term as determined under this Article 40 shall be increased on each annual anniversary of the first day of the extension term in question (each an "Adjustment Date") as follows:

                 (a) With regard to each extension term, the "Base Month" for purposes of each adjustment of Basic Annual Rent shall be that month immediately preceding the month during which the first day of the extension term in question occurs, and the "Comparison Month" shall be that month immediately preceding the month in which the Adjustment Date in question occurs. By way of example only, with regard to the first extension term, assuming the first extension term commences on April 15, 2009, the Base Month would be March 2009.

                 (b) As used in this subsection, the term "Consumer Price Index" means the All Urban Consumers (All Items) for the San Francisco-Oakland-San Jose Metropolitan Area (1982-1984 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics. If the 1982-84 base of the Consumer Price Index is hereafter changed, then the new base will be converted to the 1982-84 base and the base as so converted shall be used. In the event that the Bureau ceases to publish the Consumer Price Index once every month, then the successor or most nearly comparable index thereto selected by Landlord subject to Tenant's reasonable approval shall be used.

                 (c) In the event that the Consumer Price Index for the Comparison Month exceeds the Consumer Price Index for the Base Month, the Basic Annual Rent payable on the first day of the extension term in question shall be multiplied by a fraction, the numerator of which is the Consumer Price Index figure for the Comparison Month, and the denominator of which is the Consumer Price Index figure for the Base Month. Such amount as calculated shall be the Basic Annual Rent to be paid until the next Adjustment Date. Any of the foregoing notwithstanding, in no event shall the Basic Annual Rent as previously adjusted increase less than two percent (2%) or more than six percent (6%) each year.

            (d) Prior to each Adjustment Date, or as soon as reasonably practical thereafter, Landlord will calculate and give Tenant notice of any increase in Basic Annual Rent under this Article 40. Delivery of such notice after the effective date of any such increase shall not waive Landlord's right to collect such increase, and Tenant shall pay to Landlord, upon receipt of such notice, any such increase due from the last anniversary of the Term Commencement Date.

            40.7 Tenant shall not have the right to exercise either option to extend the term, notwithstanding anything set forth above to the contrary, (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in Default under any provision of this Lease and continuing until the default alleged in said notice is cured, or (b) after the expiration or earlier termination of the initial or first extension term, as the case may be. The period of time within which either option to extend may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the option because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 40 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an option to extend if, after such exercise, but prior to the commencement of the extension term, (1) Tenant fails to cure a monetary Default for a period of thirty (30) days after the date Landlord gives notice to Tenant of such default, or (2) Tenant fails to commence to cure any other default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

        41. RIGHT OF FIRST REFUSAL TO PURCHASE. Tenant shall have the right of first refusal to purchase the Premises ("Right of First Refusal") upon the following terms and conditions:

            41.1 If at any time during the initial or any extended term of this Lease Landlord determines to sell the Premises, Landlord shall give written notice to Tenant ("Right of First Refusal Notice") of the economic terms and conditions on which Landlord would be willing to sell the Premises. If Tenant, within thirty (30) days after receipt of Landlord's Right of First Refusal Notice, agrees in writing to purchase the Premises on the terms and conditions stated in the notice, Landlord shall sell and convey the Premises to Tenant on the economic terms and conditions stated in the notice.

            41.2 If Tenant does not agree in writing to purchase the Premises within thirty (30) days after receipt of Landlord's Right of First Refusal Notice, or if Landlord and Tenant have not entered into a purchase and sale agreement within thirty (30) days thereafter, Landlord shall have the right to sell and convey the Premises to a third party on economic terms and conditions no more favorable than the economic terms and conditions stated in the Right of First Refusal Notice, except that the purchase price may be two and one half percent (2.5%) less than that stated in the Right of First Refusal Notice, and, upon any such sale, the Right of First Refusal shall terminate. If Landlord does not sell and convey the Premises within one hundred eighty (180) days after the Right of First Refusal Notice, any sale transaction thereafter shall be deemed a new determination by Landlord to sell and convey the Premises and the provisions of this Section shall again be applicable.

            41.3 If Tenant purchases the Premises pursuant to the Right of First Refusal, this Lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant any security deposit and all prepaid and unearned Rent. Notwithstanding the foregoing, if Tenant, at its option, should determine to take title to the Premises in the name of an affiliate of Tenant, this Lease shall not terminate on the date title vests in any such affiliate of Tenant unless Tenant and such affiliate agree otherwise.

            41.4 The Right of First Refusal herein granted to Tenant is not assignable separate and apart from this Lease, and shall expire upon the expiration or earlier termination of the term.

            41.5 Tenant shall not have the right to exercise the Right of First Refusal, notwithstanding anything set forth above to the contrary, (a) during the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in Default under any provision of this Lease and continuing until the default alleged in said notice is cured, or (b) after the expiration or earlier termination of this Lease. The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Right of First Refusal because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this Article 41 shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Right of First Refusal, if, after such exercise, but prior to the transfer of title, (1) Tenant fails to cure a monetary Default for a period of thirty (30) days after the date Landlord gives notice to Tenant of such default, or (2) Tenant fails to commence to cure any other default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

            41.6 Notwithstanding the foregoing, the Right of First Refusal shall not be applicable to a sale or other transfer of the Premises to an affiliate of which more than fifty percent (50%) is owned or controlled by Landlord or the partners or members of Landlord, so long as such sale or other transfer to such affiliate of Landlord is not primarily intended as a means of ultimately transferring substantially all of the ownership of the Premises to an entity or entities not more than fifty percent (50%) owned or controlled by Landlord or its partners or members without first complying with this Right of First Refusal.

        42. MISCELLANEOUS.

            42.1 TERMS AND HEADINGS. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

            42.2 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. 42.3 TIME . Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

            42.4 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Landlord, and each provision of this Lease performable by Tenant, shall be deemed both a covenant and a condition.

            42.5 CONSENTS. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

            42.6 ENTIRE AGREEMENT. The terms of this Lease and the Work Letter attached hereto are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

            42.7 SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

            42.8 RECORDING. Within thirty (30) days from the execution of this Lease, Landlord and Tenant shall record a short form memorandum hereof in the form attached hereto as Exhibit "D", subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

            42.9 IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

            42.10 INUREMENT. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this section shall in any way alter the provisions against assignment or subletting in this Lease provided.

            42.11 FORCE MAJEURE. The definition of Force-Majeure Delay in
Section 1.6 of the Work Letter is incorporated herein by this reference.

            42.12 NOTICES. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by personal delivery shall be deemed given on the date of delivery, and if given by mail shall be deemed given on the date of delivery or refusal of delivery, to Landlord or Tenant at the addresses shown in Section 2.1.7 hereof, or to such other address as either party may specify by notice to the other given pursuant to this Section.

            42.13 AUTHORITY TO EXECUTE LEASE. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party's governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.


LANDLORD:

NEXUS EQUITY, INC.
A California corporation


By:  /s/ [Signature]
     --------------------------------
     Authorized Officer


TENANT:

SymmetriCom, Inc.
A California corporation


By:  /s/ [Signature]
     --------------------------------
     Authorized Officer






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